UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHESTATEE BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHESTATEE BANCSHARES, INC.
6639 Highway 53 East
Dawsonville, Georgia 30534

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Chestatee Bancshares, Inc. to be held at 5:00 p.m. EST, on March 18, 2008, at Chestatee State Bank, 6639 Highway 53 East, Dawsonville, Georgia 30534.

At this important meeting, you will be asked to consider the following matters:

1. Creation of New Classes of Capital Stock. To amend our Articles of Incorporation to authorize the issuance of two classes of preferred stock, designated as Class A Preferred Stock and Class B Preferred Stock.

2. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Class A Preferred Stock and Class B Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

In connection with the proposals to amend our Articles of Incorporation and to reclassify our common stock, shares of our existing common stock held by shareholders who own between 441 and 2,200 shares will be reclassified into shares of Class A Preferred Stock. Shares of our existing common stock held by shareholders who own less than 441 shares will be reclassified into shares of Class B Preferred Stock. The reclassification will be made on the basis of one share of Class A or Class B Preferred Stock for each share of common stock held. The purpose of amending our Articles and reclassifying our common stock is to discontinue the registration of our common stock under the Securities Exchange Act and to no longer be a “public” company.

If approved at the Special Meeting, the transaction will affect you as follows:

If, on record date, you are a shareholder with	Effect
2,201 or more shares of common stock	You will continue to hold the same number of shares of common stock

Between 441 and 2,200 shares of common stock
You will no longer hold shares of common stock, but rather, will hold a number of shares of Class A Preferred Stock equal to the same number of shares of common stock that you held before the reclassification

Less than 441 shares of common stock
You will no longer hold shares of common stock, but rather, will hold a number of shares of Class B Preferred Stock equal to the same number of shares of common stock that you held before the reclassification

The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, suspend our public reporting obligations under the Exchange Act, and will no longer be considered a “public” company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act.

Dissenters’ rights are being made available to you under Georgia law if you do not vote in favor of one or both of the two proposed amendments, and elect to dissent. If you comply with the statutory requirements to perfect your dissenters’ rights, you will be entitled to receive the “fair value” of your shares. A copy of the Article 13 of the Georgia Business Corporation Code is attached as an exhibit to the enclosed Proxy Statement. You must strictly comply with the above requirements in order to exercise your dissenters’ rights. Please read “- Dissenters’ Rights” beginning on page 37 of the Proxy Statement in its entirety for complete disclosure on your dissenters’ rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters rights. We plan to determine “fair value” by using a variety of methods, including a multiple of earnings, a multiple of book value, and the trade price for recent trades of our common stock. Our Board may also choose to rely on independent third parties to determine the “fair value” of our shares.

We are proposing the amendments and reclassification because our Board of Directors has concluded, after careful consideration, that the direct and indirect costs associated with being a reporting company with the Securities and Exchange Commission (SEC) outweigh any of the advantages. OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” BOTH OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION. NEITHER OF THE PROPOSED AMENDMENTS WILL BE ADOPTED UNLESS BOTH ARE APPROVED. We encourage you to read carefully the Proxy Statement and attached appendices.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ David E. Johnson
David E. Johnson, Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our Articles of Incorporation or the reclassification, passed upon the merits or fairness of the amendments to our Articles of Incorporation or the reclassification or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated February 1, 2008, and is being mailed to shareholders on or about February 15, 2008.

CHESTATEE BANCSHARES, INC.
6639 Highway 53 East
Dawsonville, Georgia 30534

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 18, 2008

Notice is hereby given that a Special Meeting of Shareholders of Chestatee Bancshares, Inc. will be held at 5:00 p.m. EST, on March 18, 2008 at Chestatee State Bank, 6639 Highway 53 East, Dawsonville, Georgia 30534, for the following purposes:

1. Creation of New Classes of Capital Stock. To amend our Articles of Incorporation to authorize the issuance of two classes of preferred stock, designated as Class A Preferred Stock and Class B Preferred Stock.

2. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Class A Preferred Stock and Class B Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Shareholders of record at the close of business on January 31, 2008 are entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment or postponement of the Special Meeting of Shareholders. We will not use discretionary authority granted by proxies voting against matters #1 or #2 to adjourn the meeting in order to solicit additional votes and only those proxies (i) voting in favor of matters #1 and #2, or (ii) which are unmarked, will be voted for adjournment or postponement.

Dissenters’ rights are available to you under Georgia law if you do not vote in favor of either of the proposed amendments, we complete the reclassification, and you perfect your right to receive the fair value of your shares. Please see the section entitled “- Dissenters’ Rights” beginning on page 37 of the accompanying Proxy Statement for a discussion of the availability of dissenters’ rights and the procedures required to be followed to assert dissenters’ rights in connection with the reclassification.

By order of the Board of Directors

/s/ David E. Johnson
David E. Johnson, Chairman of the Board of Directors

 YOUR VOTE IS IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

CHESTATEE BANCSHARES, INC.
6639 Highway 53 East
Dawsonville, Georgia 30534

PROXY STATEMENT
For the Special Meeting of Shareholders
To Be Held on March 18, 2008
(706) 216-2265

The Board of Directors of Chestatee Bancshares, Inc. (“Chestatee Bancshares” or the “Company”) is furnishing this Proxy Statement in connection with its solicitation of proxies for use at a Special Meeting of Shareholders. At the meeting, shareholders will be asked to vote on two proposed amendments to our Articles of Incorporation that (i) create two new classes of preferred stock, and (ii) reclassify certain shares of the Company’s common stock into Class A Preferred Stock and Class B Preferred Stock (the amendments to our Articles of Incorporation collectively referred to as the “Amendments” or individually as an “Amendment”). Unless both Amendments are approved by our shareholders, neither of the Amendments will be effected. Consequently, we are referring to the transaction that will be effected by the implementation of both Amendments as the “Reclassification.”

The Reclassification is designed to reduce the number of Chestatee Bancshares common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend our public reporting obligations under the Exchange Act. The Board has determined that it is in the best interests of Chestatee Bancshares and our shareholders to effect the Reclassification because the Company will realize significant cost savings as a result of the suspension of our reporting obligations under the Exchange Act. The Board believes these cost savings and the other benefits of deregistration described in this Proxy Statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of certain corporate safeguards resulting from the Sarbanes-Oxley Act.

No cash will be paid to shareholders as consideration for their shares—only shares of Class A Preferred Stock and Class B Preferred Stock will be issued. All other shares of Chestatee Bancshares common stock will remain outstanding.

This Proxy Statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document carefully.

The Board of Directors has determined that the Reclassification is fair to Chestatee Bancshares’ unaffiliated shareholders and has approved the Articles of Amendment which include both of the proposed Amendments. The Reclassification cannot be completed, however, unless both of the proposed Amendments are approved by the holders of a majority of the votes entitled to be cast on the proposed Amendments. The current directors and executive officers of Chestatee Bancshares own approximately 27.07% of the outstanding shares, and if they exercise all of their vested warrants and options, they would own 34.09% of the outstanding shares. The directors and executive officers have indicated that they intend to vote their shares in favor of both of the proposed Amendments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved any of the proposed Amendments, the Reclassification or the transactions contemplated thereby or has determined if this Proxy Statement is truthful or complete. The SEC has not passed upon the fairness or merits of the proposed Amendments, Reclassification or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is a criminal offense.

The date of this Proxy Statement is February 1, 2008. We first mailed this Proxy Statement to the shareholders of Chestatee Bancshares on or about February 15, 2008.

IMPORTANT NOTICES

Our common stock, our Class A Preferred Stock, and our Class B Preferred Stock are not deposits or bank accounts and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement. You should not rely on any other information. The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered or when the Reclassification is effected.

We will update this Proxy Statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

We make forward-looking statements in this Proxy Statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

(1)         changes in economic conditions, both nationally and in our primary market area;

(2)         changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

(3)         the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

(4)         the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

(5)         the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities.

The words “we,” “our,” and “us,” as used in this Proxy Statement, refer to Chestatee Bancshares and its wholly-owned subsidiary, Chestatee State Bank, collectively, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF
THE RECLASSIFICATION AND THE SPECIAL MEETING

Q:  Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our Special Meeting of Shareholders.

This Proxy Statement includes all of the information that is required and necessary in order for you to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this Proxy Statement, notice of the Special Meeting and the enclosed proxy card on or about February 15, 2008 to all shareholders entitled to vote. The record date for those entitled to vote is January 31, 2008. On that date, there were 3,473,781] shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q: What is the time and place of the Special Meeting?

A:	The Special Meeting will be held at 5:00 p.m. EST, on March 18, 2008, in the community room at Chestatee State Bank, 6639 Highway 53 East, Dawsonville, Georgia 30534.

Q: Who may be present at the Special Meeting and who may vote?

A:
All holders of our common stock may attend the Special Meeting in person. However, only holders of our common stock of record as of January 31, 2008 may cast their votes in person or by proxy at the Special Meeting.

Q: What items will be voted upon at the Special Meeting?

A:	You will be voting upon the following matters:

1. Creation of New Classes of Capital Stock. To amend our Articles of Incorporation to authorize the issuance of two classes of preferred stock, designated as Class A Preferred Stock and Class B Preferred Stock.

2. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Class A Preferred Stock and Class B Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Q: How do I vote by proxy?

A:
If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. For the amendments to our Articles of Incorporation to effect the Reclassification, you may vote “for,” “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the Amendments to our Articles of Incorporation.

The Board of Directors knows of no other business to be presented at the Special Meeting. If any matters other than those set forth above are properly brought before the Special Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment. We will not use discretionary authority granted by proxies voting against the proposals to amend our Articles of Incorporation or to reclassify our common stock in order to adjourn the meeting to solicit additional votes and only those proxies (i) voting in favor of the proposals to amend our Articles of Incorporation and to reclassify our common stock, or (ii) which are unmarked, will be voted for adjournment or postponement.

Q: How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. submitting another proxy with a more recent date than that of the proxy first given; or

2. attending the annual meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3. sending written notice of revocation to our President, J. Philip Hester, at Chestatee Bancshares, Inc., 6639 Highway 53 East, Dawsonville, Georgia 30534.

Q: If I return my proxy, can I still attend the Special Meeting?

A:
You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the Special Meeting. However, returning a proxy does not affect your right to attend the Special Meeting and vote your shares in person.

Q: How many votes are required?

A:
If a quorum is present at the Special Meeting, the Amendments to our Articles of Incorporation and the Reclassification will require the affirmative vote of a majority of our outstanding common stock, or at least 1,736,891 shares. Because approval of the Amendments require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Broker-non votes will also have the same effect as a “NO” vote for each of the Amendments.

Q: What constitutes a “quorum” for the meeting?

A:
A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need 1,736,891 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Q: Will I have appraisal or dissenters’ rights in connection with the Reclassification?

A:
Yes. Under Georgia law, which governs the adoption of the Amendments, you have the right to demand the appraised value of your shares if the Company completes the Reclassification, you do not vote in favor of one or both of the proposed Amendments and you comply with all procedural requirements of Georgia law, the relevant sections of which are attached to this Proxy Statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters’ rights.

In order to receive cash through the exercise of your dissenters’ rights, you must not vote in favor of one or both Amendments. A vote in favor of both of the Amendments will constitute a waiver of your dissenters’ rights. Additionally, voting against one or both of the Amendments, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the Special Meeting, will not perfect your dissenters’ rights. Your rights are described in more detail under “- Dissenters’ Rights” beginning on page 37.

Q: What specific procedures must shareholders follow in order to perfect their dissenters’ rights?

A:	In order to exercise your dissenters’ rights and receive the fair value of your shares in cash:

•	You must not vote in favor of one or both of the two proposed Amendments. A vote in favor of both Amendments will constitute a waiver of your dissenters’ rights.

•
Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if the Amendment is effectuated; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to J. Philip Hester, Sr., 6639 Highway 53 East, Dawsonville, Georgia 30534.

•
If you satisfy the requirements listed above, no later than ten (10) days after the corporate action is taken, we will send you a dissenters’ notice, which will include directions about where to send a payment demand, and where and when the certificates for your shares must be deposited; the dissenters’ notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date we deliver the dissenters’ notice to you; and a copy of Article 13 of the Georgia Business Corporation Code.

You must send your payment demand to us, and deposit your share certificates in accordance with the terms of the dissenters’ notice before the date specified in the dissenters’ notice.

Within ten (10) days of the later of the date the Reclassification is effectuated, or receipt of your payment demand if made within the prescribed time period and you have complied with the above requirements, we shall provide you with a notice offering to pay you the amount we estimate to be the fair value of your shares, plus accrued interest, this offer of payment will be accompanied by (1) the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (2) a statement of the Company’s estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenters’ right to demand payment under Georgia Code Section 14-2-1327; and (5) a copy of Article 13 of the Georgia Business Corporation Code.

If you should choose to accept our offer to purchase your shares at the fair value price contained in our offer, you should send us written notice of your acceptance within thirty (30) days of our offer and we shall pay you the amount stated in our offer within sixty (60) days of making of the offer or the date the Reclassification is effectuated, whichever is later.

Should you fail to respond to our offer within thirty (30) days of our offer, it will be deemed that you have accepted our offer in which case we shall pay you the amount stated in our offer within sixty (60) days of making of the offer or the date the Reclassification is effectuated, whichever is later.

Should you not choose to accept our offer, you may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and demand payment of your estimate of the fair value of your shares and interest due, if: (i) you believe that the amount we offered is less than the fair value of your shares or that the interest due is incorrectly calculated; or (ii) we, having failed to effectuate the Reclassification, do not return your deposited share certificates within sixty (60) days after the date set for demanding payment. You will waive your right to demand payment under Georgia Code Section 14-2-1327 and be deemed to have accepted our offer unless you notify us of your demand in writing within 30 days after our offer of payment for your shares.

If you make a demand for payment which remains unsettled, we will commence a proceeding within sixty (60) days after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the sixty-day period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding which shall have the effect of an action quasi in rem against their shares. We shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of Georgia in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law. Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of the dissenters’ shares, plus accrued interest to the date of judgment.

If we do not effectuate the Reclassification within sixty (60) days after the date set for demanding payment and depositing share certificates, we shall return your deposited certificates to you.

Q: Have you determined the “fair value” of the common stock?

A:
No, not yet. However, we plan to estimate the “fair value” of our shares of common stock using a variety of methods, including a multiple of earnings, a multiple of the book value of the stock, and trade prices for recent sales of our common stock. Our Board may also choose to rely on independent third parties to determine the “fair value” for our shares, as well as trends and multiples in the banking industry generally.

Q: What is the proposed Reclassification?

A:
We are proposing two Amendments to our Articles of Incorporation, which, if approved and adopted, will constitute the Reclassification. First, we are proposing that our shareholders approve an amendment to our Articles of Incorporation to create two new classes of Preferred Stock which will be designated as Class A and Class B Preferred Stock. Second, we are proposing an Amendment to reclassify shares of common stock held by holders of record of between 441 and 2,200 shares of common stock into shares of Class A Preferred Stock and holders of less than 441 shares of common stock into shares of Class B Preferred Stock, in both cases on the basis of one share of Class A or Class B Preferred Stock for each share of common stock held by such shareholders.

Unless both Amendments are approved, neither will be implemented. Thus, for purposes of this Proxy Statement, when we refer to the term “Reclassification,” we are referring to (i) the creation of the two new classes of preferred stock, and (ii) the reclassification of certain shares of our common. We will not implement either of the proposed Amendments unless both of the proposed Amendments are approved.

Q: What is the purpose of the proposed Reclassification?

A:
The purpose of the Reclassification is to allow us to suspend our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300 and by having under 500 record shareholders of each of our Class A and Class B Preferred Stock. This will allow us to terminate our registration under the Exchange Act, suspend our reporting obligations under the Exchange Act, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q: What will be the effects of the Reclassification?

A:
The Reclassification is a “going private transaction” for Chestatee Bancshares, meaning it will allow us to deregister with the SEC and to suspend our reporting obligations under federal securities laws. As a result of the Reclassification, among other things:

•	the number of our record shareholders holding shares of common stock will be reduced from approximately 1,026 to approximately 208;

•	the number of outstanding shares of our common stock will decrease approximately 16.1%, from 3,473,781 shares to approximately 2,915,975 shares;

•
the number of authorized shares of Class A Preferred Stock will increase from 0 shares to 5,000,000 shares, of which approximately 455,694 shares will be outstanding and held by approximately 380 shareholders;

•
the number of authorized shares of Class B Preferred Stock will increase from 0 shares to 5,000,000 shares, of which approximately 102,112 shares will be outstanding and held by approximately 438 shareholders;

•
because of the reduction of our total number of record shareholders of common stock to less than 300 and because the total number of record shareholders of the Class A and Class B Preferred Stock will be less than 500 for each class, we will be allowed to suspend our reporting obligations with the SEC; and

•
all of our shareholders, including those shareholders receiving shares of Class A or Class B Preferred Stock, will continue to have an equity interest in Chestatee Bancshares and therefore will still be entitled to participate in any future value received as a result of a sale of Chestatee Bancshares, if any.

For a further description of how the Reclassification will affect you, please see “- Effects of the Reclassification on Shareholders of Chestatee Bancshares” beginning on page 30.

Q: What does it mean for the Company and our shareholders that Chestatee Bancshares will no longer be a public company and subject to federal securities laws reporting obligations?

A:
We will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirements for an audited report on our internal controls and for our CEO and CFO to certify as to the accuracy of our disclosures, and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. We do, however, intend to send shareholders annual letters. Additionally, beginning 90 days after the effective date of the Reorganization, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. Because our stock has not historically been publicly traded on an exchange, we believe that the liquidity of the stock you hold in the Company will not be reduced; all of our stock may continue to be traded in privately negotiated transactions.

Q: Will Chestatee Bancshares be subject to regulatory controls if Chestatee Bancshares is no longer subject to SEC reporting obligations?

A:
Although our obligations to report under the federal securities laws will be suspended, the Company will nevertheless remain subject to a variety of internal and external regulatory controls. In addition to our on-going internal audit controls and procedures, we will also continue to be subject to an external audit by our independent accountants, as well as to regulatory controls and review by the Federal Reserve Bank, the Federal Deposit and Insurance Corporation and the Georgia Department of Banking and Finance.

Q: Why are you proposing the Reclassification?

A: Our reasons for the Reclassification are based on:

•	the administrative burden and expense of making our periodic filings with the SEC;

•	increasing costs of compliance with the SEC reporting obligations as a result of the Sarbanes-Oxley Act;

•
the Reclassification allowing us to suspend our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A or Class B Preferred Stock to retain an equity interest in the Company at the same value per share as holders of common stock in the event of any sale of the Company;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•
the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the Company, and would not be forced out by means of a cash reverse stock split or other transaction; and

•	the estimated expense of a going private transaction relative to the anticipated cost savings from the Reclassification.

We considered that some of our shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page 18.

Based on a careful review of the facts and circumstances relating to the Reclassification, our Board of Directors believes that the terms and provisions of the Reclassification are substantively and procedurally fair to our shareholders. Our Board of Directors unanimously approved the Reclassification.

In the course of determining that the Reclassification is fair to, and is in the best interests of, our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Class A or Class B Preferred Stock, our Board considered a number of positive and negative factors affecting these groups of shareholders. To review the reasons for the Reclassification in greater detail, please see “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page 18.

Q: What is the recommendation of our Board of Directors regarding the proposal?

A:
Our Board of Directors has determined that the Reclassification is in the best interests of our shareholders. Our Board of Directors has unanimously approved the Reclassification and recommends that you vote “FOR” approval of both Amendments at the Special Meeting. All of the members of our Board of Directors as well as our executive officers who are not on the Board, Deborah McLeod and James Curry, intend to vote in favor of both Amendments. Each of the members of the Board of Directors, as well as Mrs. McLeod, our Chief Financial Officer, and Mr. Curry, an Executive Vice-President for Lending, are affiliates of the Company deemed to be “filing persons” for purposes of this Proxy Statement.

Q: Do your directors and officers have different interests in the Reclassification?

A:
Possibly. You should be aware that our directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest.

We expect that all of our directors and executive officers will own more than 2,201 shares of common stock at the effective time of the Reclassification, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have exclusive voting control over the Company as compared to the holders of Class A Preferred Stock who will only be entitled to vote upon any merger, share exchange, sale of substantially all of the assets or liquidation of the Company and upon those matters required by law, and holders of Class B Preferred Stock who will have no other voting rights except as may be required by law. As of the record date, our directors and executive officers collectively beneficially held 965,764 shares or 28.10% of our outstanding common stock, and 1,321,801 shares (including exercisable stock options) or 34.56% of our common stock inclusive of the exercisable options. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold 40.64% of our common stock (including exercisable stock options). This represents a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, our Board believes the proposed Reclassification is fair to all shareholders for the reasons discussed in this Proxy Statement.

Q: Has the Company obtained any reports, opinions or appraisals from an outside party relating to the fairness of the consideration being offered to the shareholders?

A:
Neither the Board of Directors nor the officers have received or solicited any reports, opinions or appraisals from any outside party relating to the fairness of the consideration being received by our shareholders. Moreover, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or going concerned value to be material since our shareholders are not being “cashed out” in connection with the Reclassification and the shares of both the Class A and Class B preferred stock afford the holders of those shares to participate equally with the holders of the common stock in any subsequent sale of the Company.

Q: What will I receive in the Reclassification?

If approved at the Special Meeting, the transaction will affect you as follows:

If, on record date, you are a shareholder with	Effect
2,201 or more shares of common stock	You will continue to hold the same number of shares of common stock.

Between 441 and 2,200 shares of common stock
You will no longer hold shares of common stock, but rather, will hold a number of shares of Class A Preferred Stock equal to the same number of shares of common stock that you held before the reclassification.

Less than 441 shares of common stock
You will no longer hold shares of common stock, but rather, will hold a number of shares of Class B Preferred Stock equal to the same number of shares of common stock that you held before the reclassification.

Q: What are the terms of the Class A and Class B Preferred Stock?

A:	The following table sets forth the principal differences between our common stock before and after the Reclassification, the Class A Preferred Stock and the Class B Preferred Stock:

	Common Stock (Prior to Reclassification)	Common Stock (Post Reclassification)	Class A Preferred Stock	Class B Preferred Stock
Voting Rights	Entitled to vote on all matters for which stockholder approval is required under Georgia law	Entitled to vote on all matters for which stockholder approval is required under Georgia law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law	Only entitled to vote as may be required by law in connection with an Amendment to the Company’s Articles of Incorporation which could adversely affect the holders of the Class B Preferred Stock

Dividends	If and when declared by our Board of Directors, subject to the Bank’s ability to pay a dividend which may be subject to regulatory and statutory limitations	If and when declared by our Board of Directors, subject to the Bank’s ability to pay a dividend which may be subject to regulatory and statutory limitations	5% premium on any dividends paid on our common stock, subject to the Bank’s ability to pay a dividend which may be subject to regulatory and statutory limitations
Greater of 5% premium on any dividends paid on our Class A Preferred Stock, or 10¢ per share annually, subject to the Bank’s ability to pay a dividend which may be subject to regulatory and statutory limitations

	Common Stock (Prior to Reclassification)	Common Stock (Post Reclassification)	Class A Preferred Stock	Class B Preferred Stock
Liquidation Rights	As only class outstanding, entitled to distribution of all assets	Entitled to distribution of assets on same basis as holders of Class A and Class B Preferred Stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets on same basis as holders of common stock

Conversion Rights	Not applicable	Not applicable	Automatically converted into common stock on a 1:1 basis upon a change in control of the Company	Automatically converted into common stock on a 1:1 basis upon a change in control of the Company

Preemptive Rights	None	None	None	None

For a complete description of the terms of the common stock, Class A Preferred Stock and Class B Preferred Stock, please refer to “Description of Capital Stock” beginning on page 40. For the enumeration of the specific voting rights of the Class B Preferred Stock “as required by law,” please refer to “- Voting Rights” beginning on page 42. Our ability to pay dividends is dependent upon the Company’s cash-on-hand and cash dividends that we receive from our subsidiary, Chestatee State Bank. The Company currently has sufficient cash-on-hand to pay dividends to shareholders for three quarters, based upon the current dividend amount. A dividend payment by the Bank to the Company, as well as by the Company to its shareholders, is subject to the discretion of the Board of Directors of each entity. Under Georgia law, the Bank must obtain approval of the Georgia Department before they may pay cash dividends out of retained earnings if (i) the total classified assets at the most recent examination of such bank exceed 80% of the equity capital, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or (iii) the ratio of equity capital to adjusted assets is less than 6%. In 2006, the Bank had sufficient earnings to permit a dividend of up to $1,481,489 in 2007. During 2007, the Bank has paid two dividends to the Company totaling $1,275,000.

Q: Why are 441 and 2,201 shares the “cutoff” numbers for determining which shareholders will receive Class A or Class B Preferred Stock and which shareholders will remain as common stock shareholders?

A:
The purpose of the Reclassification is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of each of our Class A and Class B Preferred Stock, which will allow us to de-register as an SEC-reporting company. Our Board selected 2,201 and 441 shares as the “cutoff’ number in order to enhance the probability that after the Reclassification, if approved, we will have fewer than 300 record shareholders of our common stock and have fewer than 500 record shareholders of each of our Class A and Class B Preferred Stock.

Q: May I acquire additional shares in order to remain a holder of common stock?

A:
Yes. The key date for acquiring additional shares is the date of our Special Meeting. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 2,201 or more shares by that date, you will retain your shares of common stock in the Reclassification. Due to the limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification.

Q: Who is a “holder” of stock for purposes of determining how I may be affected by the Reclassification?

A:
Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates (i) individually, (ii) as a joint tenant with someone else, (iii) as trustee or custodian, and (iv) in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.

As a result, a single shareholder with 2,201 or more shares held in various accounts could receive Class A or Class B Preferred Stock in the Reclassification for all of his or her shares depending on the number of shares held in each of those accounts. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership, or acquire additional shares prior to the effective date of the Reclassification. Additionally, a shareholder who holds fewer than 441 shares of common stock in street name may be unaffected by the Reclassification if the broker holds an aggregate of 2,201 or more shares.

Q: What does it mean if my shares are held in “street name”?

A:
If you have transferred your shares of common stock into a brokerage or custodial account, you are no longer shown on our shareholder records as a record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee. This method of ownership of stock is commonly referred to as being held in “street name.”

Q: What if I hold my shares in “street name”?

A:
The Reclassification is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Class A or Class B Preferred Stock. It is important that you understand how shares that are held by you in “street name” will be treated for purposes of the Reclassification described in this Proxy Statement. If that single nominee is the record shareholder for 2,201 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the Reclassification. Because the Reclassification only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 441 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they own is less than 441.

If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will be receiving shares of Class A or Class B Preferred Stock in the Reclassification until it is completed.

Q: When is the Reclassification expected to be completed?

A:
If the proposed Reclassification is approved at the Special Meeting, we expect to complete such Reclassification as soon as practicable following the Special Meeting. Although Georgia law allows our Board to abandon the Reclassification after shareholder approval but prior to filing the amendment to our Articles of Incorporation with the Georgia Secretary of State, we have no plans to do so unless there are excessive numbers of shares exercising dissenters’ rights or the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister.

Q: What if the proposed Reclassification is not completed?

A:
If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our Board to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q: What will happen if, through negotiated trades, the Company gains additional security holders requiring SEC registration?

A:
We are currently subject to the reporting obligations under Section 13(a) of the Exchange Act, which requires us to file proxy statements and periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. Registration is required under Section 12 because we have more than 500 holders of record of our common stock. In addition, because we filed a registration statement under the Securities Act of 1933 when we initially offered our shares to the public, we are subject to reporting obligations under Section 15(d) of the Exchange Act. If the shareholders approve the proposals to amend our Articles of Incorporation and to reclassify our common stock, our common stock will be held by less than 300 shareholders of record which will permit us to suspend our reporting obligations.

If the Reclassification is approved, we intend to then file a Form 15 and terminate the registration of our common stock and the obligation to file Section 13(a) periodic reports arising under Section 12(g); however, our periodic reporting obligations arising under Section 15(d) of the Exchange Act cannot be terminated, but can only be suspended. Therefore, if our shareholders of record for the common stock ever rise above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our securities, such as the Class A or Class B Preferred Stock, ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act.

Q: If the Reclassification is approved, will the Company continue to have its financial statements audited and will shareholders receive information on the Company?

A:
Yes to both questions. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited and send out periodic information to our shareholders. Periodic information would include shareholder letters, which letters would include information updating our financial performance and any other news affecting the Company, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute annual reports to our shareholders.

Q: What are the tax consequences of the Reclassification?

A:	We believe that the Reclassification, if effectuated, will have the following federal income tax consequences:

•	the Reclassification should result in no material federal income tax consequences to Chestatee Bancshares;

•	those shareholders continuing to hold common stock will not recognize any gain or loss in the Reclassification;

•
those shareholders receiving Class A or Class B Preferred Stock for their shares of common stock should not recognize any gain or loss in the Reclassification, their basis in the Class A or Class B Preferred Stock will equal the basis in their shares of common stock, and their holding period for shares of Class A or Class B Preferred Stock will include the holding period during which their shares of common stock were held; and

•
we expect that the proceeds from a subsequent sale of the Class A or Class B Preferred Stock will be treated as capital gain or loss to most shareholders. However, the Class A or Class B Preferred Stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Class A or Class B Preferred Stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

Because determining the tax consequences of the Reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the Reclassification will affect you.

Q: Should I send in my stock certificates now?

A:
No.  If you own in record name fewer than 2,201 shares of common stock of record after the Reclassification is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A or Class B Preferred Stock. If you own in record name 2,201 or more shares of our common stock, you will continue to hold the same number and class of shares after the Reclassification as you did before the Reclassification.

Q: How are you financing the Reclassification?

A:
We estimate that the total fees and expenses relating to the Reclassification will be approximately $95,000. This amount will be higher to the extent that shareholders exercise dissenters’ rights. We believe that we have sufficient cash-on-hand to pay these costs. In the event that additional funds are needed, we intend to pay these transaction amounts through dividends paid to us by our subsidiary Chestatee State Bank. Although our subsidiary Bank may only dividend up to the Company 50% of the prior year’s net earnings without Regulatory approval, we do not believe that this limitation will inhibit the ability of our subsidiary to pay the necessary dividends. In structuring the terms of the transaction in a manner that shares of common stock are not “cashed out” in the transaction but, rather, are converted into shares of Class A and Class B Preferred Stock, our Board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the company.

Q: Who pays for the solicitation of proxies?

A:
This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of Chestatee Bancshares who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q: Where can I find more information about Chestatee Bancshares?

A:
We currently file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see “- Where You Can Find More Information” on page 55.

Q: Who can help answer my questions?

A:
If you have questions about the Reclassification, or any other matter to be voted upon at the Special Meeting, after reading this Proxy Statement or need assistance in voting your shares, you should contact J. Philip Hester, Sr. at (706) 216-2265.

SPECIAL FACTORS

Overview of the Amendments to Our Articles of Incorporation and the Reclassification

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors at a Special Meeting at which our shareholders will be asked to consider and vote on two proposed Amendments to our Articles of Incorporation. If approved, the Amendments will provide for (a) the authorization of two new classes entitled Class A and Class B Preferred Stock, and (b) the reclassification of shares of our common stock held by shareholders who own between 441 and 2,200 shares into shares of Class A Preferred Stock; and shares of our common stock held by shareholders who own less than 441 shares into shares of Class B Preferred Stock. The Reclassification will be made on the basis of one share of Class A or Class B Preferred Stock as described above for each share of common stock held.

Record shareholders holding 2,201 or more shares of common stock before the Reclassification will hold the same number of shares of common stock following the Reclassification and record holders of less than 2,201 shares of common stock will no longer hold common stock in the Company. We intend, immediately following the Reclassification, to terminate the registration of our shares of common stock and suspend our reporting obligations under the Exchange Act.

If approved by our shareholders at the Special Meeting and implemented by our Board of Directors, the Reclassification will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH	AFTER THE TRANSACTION
2,201 or more shares
You will continue to own your shares of common stock, but your shares will no longer be eligible for public trading. Our shares have not historically been listed on an exchange and we do not anticipate an active trading market for our shares would have developed. Sales may continue to be made in privately negotiated transactions.

Between 441 and 2,200 shares
You will no longer hold shares of our common stock. Rather, will hold a number of shares of Class A Preferred Stock equal to the same number of shares of common stock that you held before the Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Less than 441 shares
You will no longer hold shares of our common stock. Rather, will hold a number of shares of Class B Preferred Stock equal to the same number of shares of common stock that you held before the Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in “street name” through a nominee (such as a bank or broker)
The Reclassification will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be treated in subject to the Reclassification based on the aggregate number of shares held in the name of the broker. Consequently, even if you beneficially own only 200 shares of common stock but they are held in street name by a broker which is the holder of 2,201 or more shares of common stock prior to the Reclassification, you will continue to beneficially own 200 shares of common stock after the Reclassification. You should check with your broker to determine the number of shares that the broker holds of record.

The effects of the Reclassification on each group of shareholders are described more fully below under “- Effects of the Reclassification on Shareholders of Chestatee Bancshares” beginning on page 30 and the effects on the Company are described more fully below under “- Effects of the Reclassification on Chestatee Bancshares” beginning on page 28.

Background of the Reclassification

We became a publicly reporting company in 2000. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-KSB;

•	Quarterly Reports on Form 10-QSB;

•	Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act;

•	Current Reports on Form 8-K; and

•	On-going reports regarding stock transfers by affiliates and insiders.

In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the Sarbanes-Oxley Act of 2002. While we complied with these requirements and believe they are generally beneficial to our shareholders, the compliance costs have steadily increased while our personnel resources available to deal with these requirements has remained constant.

In the Spring of 2007, the Company’s Chief Financial Officer, Deborah McLeod, began developing specific procedures for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Under requirements implemented by the SEC, the Company is required to comply with Section 404 for the first time starting with the fiscal year ending December 31, 2007. Consequently, Ms. McLeod began to develop internal control procedures necessary for compliance, as well as discussing with our auditors overall compliance requirements and anticipated costs. The estimated cost of compliance became an immediate concern to management.

At a meeting of the Board of Directors of the Company held on May 8, 2007, management brought the issue of the cost of compliance to the attention of the Board of Directors. The Company’s executive officers, Deborah McLeod and James Curry, along with outside counsel, Edward H. Brown of the law firm of Epstein Becker & Green, P.C., were also present at the meeting during which discussions of alternatives to the increased cost of compliance were undertaken on a preliminary basis. Based upon their knowledge of similar transactions undertaken by other banking institutions, management suggested the possibility of a “going private” transaction as a means of eliminating the costs of not only compliance with Section 404 of Sarbanes-Oxley, but all costs associated with being a company subject to SEC reporting requirements. In this discussion, our preliminary review of various alternatives was discussed. Counsel mentioned the possibility of a reverse stock split, a cash-out merger, or even a tender offer. Management inquired as to the possibility of a reclassification as an alternative. The Company’s counsel was concerned that due to the large number of shareholders, it would be difficult to do a reclassification into a class of common and one class of preferred stock. Based upon the preliminary discussions, the Board asked management and outside counsel to review and investigate alternatives to determine what options would be available.

Over the next month, management and counsel investigated a variety of alternatives. In addition to investigating alternatives of an issuer tender offer, a reverse stock split, and a cash-out merger, counsel located going private transactions that had been conducted by First Community Corp. and Legends Financial Holdings, Inc., holding companies for community banks in Tennessee, wherein the reclassification was effected by the creation of two additional classes of stock. Counsel and management reviewed the proxy statements which had been filed for these transactions, and discussed the transactions with counsel for those issuers as well as management of the banks. Based upon those discussions, outside counsel prepared a memorandum for review by the Board of Directors, which memorandum was presented to the Board at its regular meeting held on August 21, 2007. Present at this meeting were the members of the Board of Directors, as well as Ms. McLeod, Mr. Curry and Mr. Brown. During this meeting, the Board of Directors discussed the possibility of an issuer tender offer, a reverse stock split, a cash-out merger, as well as the Reclassification. Based upon the memorandum, the Board was concerned about obligating the Company to purchase a large number of shares, as well as the desire to avoid the elimination of existing shareholders. The Board felt that it was important that the Company maintain its community owners. In addition, the Board discussed certain potential negatives to going private, including the loss of public information that would otherwise be available to shareholders through the EDGAR filing system, the loss of certain investor protections under the Securities Act and the Exchange Act, an adverse impact on the ability to trade shares of Company stock, and problems that could arise in the event that the Company would need additional capital or desire to use its stock in the acquisition of another company. Based upon the review, the Board appointed a Special Committee of the Board to meet with management and outside counsel to review the alternatives and to then make recommendations to the Board of Directors.

On September 5, 2007, the Special Committee, composed of Mr. Hester, Mr. Johnson, Mr. Bowen, and Mr. Jim Grogan met to discuss the Reclassification with Edward Brown, outside counsel to the Company, and Ms. McLeod. The Committee was presented with a revised memorandum from Mr. Brown which went into greater detail concerning the various alternatives as well as potential structures for the Reclassification. The Committee proceeded to first discuss the benefits and burdens of going private, regardless of the form. Management presented an analysis estimating the cost of compliance, including the anticipated cost of complying with Section 404 of Sarbanes-Oxley. In addition, the Board reviewed the potential effects of suspending SEC reporting on the shareholders, the increase in earnings per share that would be anticipated from suspending reporting, the lack of any public market, the loss of protection of Rule 144 with respect to resells of restricted securities, and the loss of access to capital markets to fund acquisitions. Based in large part on the lack and control of any current or anticipated public market for the Company’s stock, the fact that the Company would, even if it suspends its reporting obligations with the SEC, be subject to substantial regulatory control, and the extraordinary cost of compliance with SEC requirements, the Committee determined that going private was in the best interest of the shareholders as well as the Company.

The Committee then reviewed various alternative structures to going private. Specifically, the following alternatives were discussed:

(1) An Issuer Tender Offer. This would require an offer by the Company to the shareholders to voluntarily sell their stock back to the Company. The Committee noted that due to the fact that the Company had an excess of 1,000 holders of record, it would be necessary to purchase all of the shares of approximately 800 holders of record in order to reduce the number of shareholders below 300 which would suspend the Company’s reporting obligations. The Committee was particularly concerned with the unpredictable results of a tender offer due to its voluntary nature, including the inability to reasonably estimate the costs of purchasing the shares which could vary substantially, depending upon which shareholders tendered their stock for purchase. This alternative was rejected based upon the large number of shareholders (approximately 800) which would need to be eliminated, the uncertainty of reaching the required number of shareholders necessary to suspend registration, and the inability to estimate the anticipated cost of an issuer tender offer.

(2) A Reverse Stock Split. Under this scenario, the number of outstanding shareholders would be reduced through a “reverse split” of the shares. For example, a shareholder would receive one share of “post split stock” in exchange for each 2,200 shares of “pre-split stock.” In the example, all shareholders with fewer than 2,200 shares would receive cash in lieu of stock. This alternative, however, has several problems. These included likely having to purchase the fractional shares for cash, and the elimination of a large number of shareholders who would not be offered an ability to retain an equity interest in the Company. Due to the loss of many current shareholders, as well as the cost of the transaction, the Committee rejected this alternative.

(3) A “Cash-Out” Merger. This would be effected through the merger of the Company into a new company with common stock and preferred stock. Much like the Reclassification, the larger shareholders would receive common stock, with the next group of shareholders receiving preferred stock. Unlike the Reclassification, the smaller shareholders would receive cash in lieu of any stock. The Committee first considered a cash-out merger whereby all shareholders owning fewer than 2,200 shares of our common stock will receive cash in exchange for their shares and all other shares of our common stock would remain outstanding. The Committee was concerned that such a transaction would eliminate a large number of existing shareholders who would not be offered an ability to retain an equity interest in the Company unless they were able to increase their holdings to exceed the 2,200 share threshold. In addition, shareholders receiving cash in the transaction would likely be required to pay income tax on the capital gain associated with the sale of their shares. Finally, the Committee was concerned that the capital costs of such a transaction would be significant. Based on the foregoing, the Committee rejected this alternative. The Committee also considered a cash-out merger combined with a share reclassification. This would require a cash-out merger of shareholders owning fewer than 441 shares of our common stock, with shareholders owning between 442 and 2,200 shares of our common stock receiving a newly created series of preferred stock with voting and dividend rights that would distinguish it from our common stock, and shareholders owning an excess of 2,200 shares retaining their shares of common stock. The Committee determined that this alternative had fewer negative impacts than the cash-out merger without share reclassification, but still had significant negative features, including the elimination of shareholders owning 441 or fewer shares, the negative tax impact of those shareholders, and the cost associated with acquiring such shares.

(4) A Reclassification. The fact that a reclassification into multiple classes of stock would not require any shareholder to be eliminated weighed heavily in favor of this alternative. The ability to retain the current shareholders, as well as a substantial cash savings to the Company over the alternative structures, caused the Committee to reach the conclusion that the Reclassification should be recommended to the entire Board of Directors for approval.

Once the Committee had determined the Reclassification would be the recommendation of the Committee to the Board, it then discussed the various designations of the preferred stock necessary to create three separate classes. The Committee discussed voting, dividends, liquidation preferences, conversion rights and redemption privileges as part of the discussion. In order to cause the common stock, Class A Preferred Stock, and Class B Preferred Stock each to be a different class of stock, both under state law, as well as under the federal securities laws, the Committee discussed with counsel these various designations of the preferred stock. With respect to voting, the Committee recommended that there be a distinction in the voting rights of each class. The common stock would be granted full voting rights, identical to the voting rights currently held by the common stock. Recipients of the Class A Preferred Stock, however, would have more limited voting rights. These voting rights would be limited to transactions involving a change in control of the Company, such as a merger or sale, in addition to certain statutory rights which require that a class of securities be permitted to vote, as a class, on any amendments to the Articles of Incorporation that would adversely affect the rights or privileges of that class. With respect to the Class B Preferred Stock, the Committee differentiated their voting rights by limiting them only to the statutorily protected voting rights. Consequently, each of the three classes would have distinct voting rights. The Committee also discussed at length the granting of dividends as a method of drawing a distinction between the three classes. The common stock would be granted dividend rights similar to those currently held by the common stock. The Class A Preferred Stock, however, would have a right to dividends not less than 105% of the dividends paid to the common shareholders. This distinction was intended to not only provide a distinction between the classes, but also to help compensate the recipients of the Class A Preferred Stock for their loss of voting rights. The Class B Preferred Stock, in turn, is granted a dividend right of 105% of any dividends paid on the Class A Preferred Stock, or $0.10 per share annually, whichever is greater. Again, the purpose was to differentiate between three classes of stock, and to compensate the Class B Preferred for a greater loss in voting rights than the loss of voting rights to the Class A Preferred Stock. It was the sense of the Board that the distinction in voting and dividend rights would tend to offset each other, and permit shareholders to move into a class based upon their personal desires. For example, if the shareholder had a greater interest in dividends than in voting rights, they might attempt to reduce their number of shares in order to be reclassified into the Class B Preferred Stock. On the other hand, if the shareholder believes that voting rights are of great importance, they may wish to attempt to increase the number of shares that they hold in order to retain their common stock subsequent to the Reclassification. The cutoff for the number of shares held prior to the Reclassification in order to be reclassified into the Class A Preferred Stock or Class B Preferred Stock was based entirely upon the number of holders of record in each group based upon the registration requirements. The Committee made recommendations to the Board consistent with the Reclassification as described in this Proxy Statement. At that point, the Committee asked counsel to begin to prepare Articles of Amendment to the Company’s Articles of Incorporation, as well as to begin the drafting of a Proxy Statement and the related documents necessary to effect the transaction. The Committee then approved the overall plan for recommendation to the Board of Directors.

At the subsequent meeting of the Board of Directors held on September 17, 2007, the report of the Committee was presented to the entire Board. Ms. McLeod, Mr. Curry and Mr. Brown were also present at this meeting. The Board discussed each of the issues raised in the Committee report and discussed at length the overall effects on the shareholders and the Company, paying particular attention to the distinctions between the various classes of stock that would be created as part of the Reclassification. The Board also discussed the impact on the Company if there were a need to later raise capital or to use the Company’s securities in an acquisition. Mr. Hester noted that the Company currently has sufficient capital that would allow the Bank to almost double in asset size and still maintain an appropriate capital ratio of between 7.5% and 8.0%. In addition, to the extent that additional capital was needed, the Company could issue trust preferred securities or equity securities in a private placement transaction. After reviewing with counsel the various designations and preferences for the Class A Preferred Stock and Class B Preferred Stock, the Board approved the Reclassification on the proposed terms and directed counsel to prepare for filing the appropriate documents with the Securities and Exchange Commission.

Management and counsel began drafting the proposed amendments and this Proxy Statement. In the course of drafting, counsel suggested a modification to the concept that the Company would have a “call” option on the Class A and Class B Preferred Stock. Based on comments of Board members that it would be important to control the number of holders of record of the common stock as well as the Class A and Class B Preferred Stock, counsel reviewed other alternatives to control the number of holders of record. Counsel suggested that in lieu of a “call option,” transfer restrictions could be applied to all classes of equity securities. If a proposed transfer of shares is not approved by the Company, the Company would have the right to purchase the shares at the price of the proposed sale or, if a gift or bequest, at the greater of the book value of the shares or the fair market value of the shares as determined by the Board, subject to the shareholder’s right to have the shares appraised if he or she disagrees with the Board’s determination. At the Board of Directors meeting held on October 9, 2007, the Board approved the change to the repurchase rights and reviewed the necessary filings. At the Board of Directors meeting held on November 19, 2007, at which Ms. McLeod and Mr. Curry were also in attendance, the Board reviewed the issues surrounding the transfer restrictions. Mr. Hester indicated that he was concerned that while such restrictions would give the Company substantial control over the number of holders of record, that the restrictions might also be interpreted by some shareholders to be adverse to their best interest. Mr. Hester indicated that he and Mr. Brown had discussed this issue via telephone on November 14 and November 18. Mr. Hester noted to the Board that the number of shareholders of each class would be tested on January 1 of each year and, consequently, and due to the limited anticipated trading of the stock, the Company should have substantial control over and knowledge of the number of holders of record. In the event that it would appear that the Company might be in excess of the number of holders of record of a specific class that would require the Company to begin public filing, Mr. Hester believed that by working with shareholders and, to the extent necessary, repurchasing the shares of certain shareholders, the Company could control the number of holders of record. Consequently, Mr. Hester recommended to the Board, and the Board unanimously approved, the removal of the transfer restrictions.

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Reasons for the Reclassification

As a locally owned community bank whose shares are not listed on any exchange or traded on any quotation system, we have struggled with the costs associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Exchange Act made by the Sarbanes-Oxley Act of 2002. In 2007, management, along with their accounting and legal advisors, began to discuss alternatives to reduce costs associated with SEC compliance. Specifically, they began to review proxy statements of other community banks using reclassification as a means to deregister their securities, not only to reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. We are undertaking the Reclassification at this time to suspend our SEC reporting obligations in order to save the Company and our shareholders the substantial costs associated with being a reporting company, and these costs are expected to increase over time. The specific factors considered in electing at this time to undertake the Reclassification and suspend our SEC reporting obligations are as follows:

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We estimate that the reduction in the number of common shareholders and the suspension of our reporting requirements under the Securities Exchange Act will result in net savings of approximately $202,000 per year. This estimate includes anticipated annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act (“SOX”), which is effective for our fiscal year ending December 31, 2007.

We estimate that we incur the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-KSB and Form 10-QSB and annual proxy statements:

Legal Fees	$74,048
Independent Auditor Fees	25,000
Edgar Conversion Costs	3,500
Proxy Solicitation, Printing and Mailing Costs	14,650
Management and Staff Time	93,000
Total Periodic Reporting Costs	$210,208

We will continue to have our financial statements audited and will prepare an annual report for our shareholders. We expect to incur lower costs due to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as simplified disclosure. We expect to incur the following fees and expenses related to the preparation and review of such annual reports:

Legal Fees	$0
Independent Auditor Fees	33,000
Edgar Conversion Costs	0
Proxy Solicitation, Printing and Mailing Costs	2,750
Management and Staff Time	12,250
Total Annual Reporting Costs	$48,000

As a result of these lower costs, we anticipate a net savings of approximately $162,208 related to the preparation of an annual report for our shareholders in lieu of compliance with the periodic reporting requirements under the Securities Exchange Act.

In addition, we will not be required to expend at least an additional $40,000 each year in fees and expenses related to compliance with Section 404 of SOX. These are amounts that we have not incurred in past years since we have not been subject to SOX reporting until 2008.

Independent Auditor Fees	$10,000
Management and Staff Time	30,000
Total Annual Costs	$40,000

Finally, due to expenses related to initial compliance with the requirements of Section 404 of SOX, we estimate that we will also avoid incurring initial additional SOX related expenses in fiscal 2008 as follows:

Consulting Fees	$35,000
Independent Auditor Fees	25,000
Management and Staff Time	39,250
Total Estimated Additional Initial SOX Costs	$99,250

This results in an estimated cost saving of approximately $301,000 in 2008, and $202,000 in 2009 and thereafter, based on current costs.

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 20% of their time (equating to approximately 13 days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. In addition, if we do not deregister our common stock, we estimate our management and staff will spend an additional 8 days per quarter, or 13% of their time, on activities related to compliance with Section 404 of SOX. If the Reclassification is approved by shareholders, we estimate that our management and staff will be able to reduce their time spent on annual report preparation to approximately 2 days per quarter, or 3% of their time.

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We expect to continue to provide our shareholders with Company financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports are substantially less than those we incur currently;

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In our Board of Directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, given the low trading volume in our common stock and given that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate; and

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The Reclassification proposal allows those shareholders receiving shares of Class A or Class B Preferred Stock to still retain an equity interest in Chestatee Bancshares and therefore participate at the same value per share as holders of common stock in the event of any sale of Chestatee Bancshares.

We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have not been listed on an exchange and only traded in privately negotiated transactions. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

In view of the wide variety of factors considered in connection with its evaluation of the Reclassification, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Reclassification, if completed, will have different effects on the holders of common stock and those receiving shares of Class A or Class B Preferred Stock. You should read “- Our Position as to the Fairness of the Reclassification” beginning on page 22 and “- Effects of the Reclassification on Shareholders of Chestatee Bancshares” beginning on page 30 for more information regarding the effects of the Reclassification.

We considered various alternative transactions to accomplish the proposed transaction, including a tender offer, a reverse stock split, and a merger whereby shareholders owning less than a certain number of shares would be “cashed out.” Ultimately, however, the Board elected to proceed with the Reclassification because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in Chestatee Bancshares. Our Board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See “- Purpose and Structure of the Reclassification” on page 27 for further information as to why this Reclassification structure was chosen.

In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we believed the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Cash-Out Merger without Share Reclassification. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 2,200 shares of our common stock would receive cash in exchange for their shares and all other shares of our common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in us, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 2,200-share threshold in order to retain an equity interest in the Company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Assuming that all of the 572,133 shares held of record by shareholders owning fewer than 2,200 shares as of June 30, 2007 were exchanged for $12.50 in cash (the highest known share purchase price in the third quarter), the capital cost of the transaction would be approximately $7.1 million. In light of the significant anticipated capital cost and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.

Cash-Out Merger with Share Reclassification. The board also considered a share reclassification transaction in which some of our shareholders would retain their common stock, some would receive shares of a newly created series of preferred stock, and some would receive cash in exchange for their shares. In such a cash-out merger, shareholders owning fewer than 441 shares of our common stock would receive cash in exchange for their shares, shareholders owning between 442 and 2,200 shares of our common stock would have received shares of a newly created series of preferred stock with voting and dividend rights that would have distinguished it from our common stock, and all other shares of our common stock would have remained outstanding. Like a cash-out merger without a share reclassification, such a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in us, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 441-share threshold in order to retain an equity interest in the Company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Assuming that all of the 104,309 shares held of record by shareholders owning fewer than 441 shares as of June 30, 2007 were exchanged for $12.50 in cash, the capital cost of the transaction would be approximately $1.3 million. In light of the significant anticipated capital cost and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.

Reverse Stock Split. The board considered declaring a reverse stock split at a ratio of 1-for-2,200, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page 18, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

Our Position as to the Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, our Board of Directors and our executive officers believe that the “going private” transaction (i.e., the Rule 13e-3 transaction), including all the terms and provisions of the Reclassification, are substantively and procedurally fair to all unaffiliated shareholders as a whole, as well as each group of our unaffiliated shareholders, specifically our unaffiliated shareholders who will retain their shares of common stock, our unaffiliated shareholders who will receive shares of our Class A Preferred Stock and our unaffiliated shareholders who will receive shares of our Class B Preferred Stock. Our Board of Directors unanimously approved the Reclassification and has recommended that our shareholders vote “For” both of the Amendments.

Substantive Fairness

In concluding that the terms and conditions of the Amendments to our Articles of Incorporation and the Reclassification are substantively fair to unaffiliated shareholders, our Board of Directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our Board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class A or Class B Preferred Stock and to shareholders continuing to own shares of common stock. See “- Effects of the Reclassification on Shareholders of Chestatee Bancshares” beginning on page 30.

The factors that our Board of Directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Class A or Class B Preferred Stock, included the following:

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our common stock trades infrequently, with only 24 trades known to management occurring within the 12 month period ended September 30, 2006, involving only 201,476 shares, or approximately 6%, of our outstanding common stock, a volume that our Board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares;

•
our smaller shareholders who prefer to remain as holders of common stock of the Company, may elect to do so by acquiring sufficient shares so that they hold at least 2,201 shares of common stock in their own names immediately prior to the Reclassification, or may seek to transfer their shares into “street name” with a broker that would own at least 2,201 shares of common stock; provided, however, that due to the limited market for our common stock as it currently exists, shareholders may find it difficult to locate shareholders willing to sell any shares of common stock that will permit them to acquire additional shares;

•
beneficial owners who hold their shares in “street name,” who would receive shares of Class A or Class B Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A or Class B Preferred Stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A or Class B Preferred Stock;

•	shareholders would have the opportunity to liquidate their shares of common stock through the exercise of dissenters’ rights;

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shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

•
notwithstanding that the Company will suspend its reporting obligations under the Exchange Act, the Company will remain subject to both internal and external audit controls, as well as supervision by various regulatory agencies;

•	the Reclassification should not result in a taxable event for any of the shareholders; and

•
all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses of approximately $202,000 per year as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our Board of Directors considered positive for those shareholders receiving Class A or Class B Preferred Stock included:

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they would continue to have an equity interest in Chestatee Bancshares and therefore participate in any future value received as a result of any sale of the Company at the same value per share as holders of common stock;

•	the holders would receive a premium in the payment of any dividends by the Company; and

•	no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A or Class B Preferred Stock.

Our Board considered each of the foregoing factors to weigh in favor of the substantive fairness of the Reclassification to all of our shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Class A or Class B Preferred Stock.

Our Board is aware of, and has considered, the impact of certain adverse factors on the substantive fairness of the Reclassification to our shareholders receiving Class A or Class B Preferred Stock. In particular, the factors that our Board of Directors considered as potentially negative for those shareholders receiving Class A or Class B Preferred Stock included:

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they will be required to surrender their shares involuntarily in exchange for the Class A or Class B Preferred Stock, although they will still have the opportunity to participate in any future growth and earnings of the Company; and

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they will lose voting rights except in certain limited situations, which loss may result in making the shares of Class A Preferred Stock or Class B Preferred Stock less valuable; although the Board considered the potential loss in value, and took into account the fact that the premium on the dividends for the Class A Preferred Stock and Class B Preferred Stock may have the benefit of making this stock more valuable then the common.

The factors that our Board of Directors considered as potentially negative for all shareholders included:

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following the Reclassification, you will continue to have limited ability to transfer your shares of our common stock, Class A Preferred Stock and Class B Preferred Stock because our shares will be tradable only in privately-negotiated transactions, although based on the historically low trading volume for the common stock, and the fact that the stock has never been listed on any exchange, this will not vary from the current situation and is expected to have limited impact;

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you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting the Company and the Bank, such as new offices, acquisitions, economic updates or new product offerings);

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you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our CEO & CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

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you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended.

Our Board of Directors believes that these adverse factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our shareholders and that the adverse factors are outweighed by the positive factors previously described.

Our Board of Directors believes that the exchange of one share of common stock for one share of Class A Preferred Stock or one share of Class B Preferred Stock, depending on the number of shares of common stock held prior to the Reclassification, is fair to our unaffiliated shareholders. In concluding that the 1:1 exchange ratio is fair to our unaffiliated shareholders, our Board of Directors considered the following factors:

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With respect to the value placed on voting rights, the Board believes that the difference in value created from the Reclassification between the common stock with voting rights and the Class A Preferred Stock with limited voting rights, and the Class B Preferred Stock without voting rights is minimal because the holders of common stock whose shares would be converted into Class A or Class B Preferred Stock in the Reclassification currently own a minority of our shares, representing approximately 16.5% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the Reclassification currently own shares representing approximately 83.5% of the outstanding voting rights, so after the Reclassification, those holders of common stock will continue to control the vote of the Company.

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The Board’s belief that any potential decrease in value from the exchange of common stock for  Class A or Class B Preferred Stock associated with the limitation or loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A and Class B Preferred Stock.

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Our smaller shareholders who do not believe the 1:1 exchange ratio of their shares of common stock into Class A or Class B Preferred Stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the Reclassification, may elect to do so by placing the shares into “street name” with a broker having more than 2,201 shares, or by acquiring a sufficient number of shares so that they hold at least 2,201 shares of common stock immediately prior to the Reclassification.

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Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by transferring a sufficient number of shares so that they hold less than 2,201 shares of common stock immediately prior to the Reclassification.

Upon a change in control of the Company (which includes the sale of substantially all of the Company’s assets), the shares of the Class A and Class B Preferred Stock will convert automatically on a 1:1 basis into shares of the Company’s common stock. Therefore, holders of the Class A and Class B Preferred Stock will participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The Board viewed the conversion provision as a benefit to the shareholders receiving Class A or Class B Preferred Stock.

In reaching a determination as to the substantive fairness of the Reclassification, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the Reclassification and the shares of Class A or Class B Preferred Stock afford those holders to participate equally with the holders of common stock in any sale of the Company. Because of the foregoing, we also did not consider any repurchases by the Company over the past two years or any report, opinion or appraisal, or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our Board of Directors received any reports, opinions or appraisals from any outside party relating to the Reclassification or the fairness of the consideration to be received by our shareholders.

Procedural Fairness

We believe that the Reclassification is procedurally fair to all of our shareholders. In concluding that the Reclassification, including the Class A or Class B Preferred Stock to be received by holders of common stock, is procedurally fair to our shareholders, our Board of Directors considered a number of factors. The factors that our Board of Directors considered positive for all shareholders, included the following:

•	the Reclassification is being effected in accordance with all applicable requirements of Georgia law;

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management and our Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the Company while at the same time, eliminating the costs and burdens of public company status;

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our shareholders will have the opportunity to exercise dissenters’ rights under Georgia law to the extent that they do not believe that the 1:1 exchange ratio of their shares of common stock into Class A or Class B Preferred Stock is acceptable or fair to them; and

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shareholders will have the opportunity to determine whether or not they will remain shareholders owning common stock, or shares of Class A or Class B Preferred Stock after the Reclassification by acquiring sufficient shares so that they hold at least 2,201 shares of common stock immediately prior to the Reclassification or disposing or subdividing sufficient shares so that they hold less than 2,201 shares of common stock immediately prior to the Reclassification, so long as they act sufficiently in advance of the Reclassification so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on March 19, 2008, the expected effective date of the Reclassification, although due to the limited market for our common stock, shareholders may have difficulty in acquiring shares.

Our Board of Directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our shareholders, whether they are receiving shares of Class A or Class B Preferred Stock or will continue to hold shares of common stock.

The Board is aware of, and has considered, the impact of other factors which could adversely affect both shareholders receiving Class A or Class B Preferred as well as those continuing to own common stock, on the procedural fairness of the Reclassification:

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although members of the Board have a potential conflict of interest since they will primarily retain shares of common stock based on current ownership, neither the full Board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A or Class B Preferred Stock for the purpose of negotiating the terms of the Reclassification;

•
we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A or Class B Preferred Stock, the fairness of the transaction to those shareholders receiving shares of Class A or Class B Preferred Stock, or the fairness of the transaction to the Company.

Our Board of Directors believes that the foregoing adverse factors do not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our shareholders, whether receiving shares of Class A or Class B Preferred Stock or continuing to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the Board felt that the consideration of the transaction by the full Board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership of common stock following the Reclassification (equaling an increase of 6%, from 34% to 40%, in total share ownership for all directors and executive officers, inclusive of their exercisable options) and who will be treated identically to other shareholders in the Reclassification, was a sufficient procedural safeguard that made it unnecessary to retain an independent fairness advisor.

In addition, with respect to the determination not to seek a valuation, our Board felt that the fact that shareholders receiving Class A or Class B Preferred Stock would continue to retain an equity interest in the company and also would receive premiums to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders. We paid dividends of $0.06 per share twice in 2006, once in 2007 and once in 2008 to date. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Approval of the Reclassification by a majority of the unaffiliated shareholders is not required. Our Board of Directors believes that such a provision is unnecessary in light of the facts that: (i) the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate, and shareholders will receive either Series A or Series B Preferred Stock, or will retain their common stock, based on the number of shares owned and regardless of whether they are affiliated or unaffiliated shareholders; and (ii) although our affiliated shareholders beneficially own 72.97% of the outstanding stock, a majority of the outstanding shares eligible to vote in favor of the Reclassification in order to effect it and, therefore, the affiliated shareholders do not solely control the outcome of the vote on the Reclassification. Our Board of Directors also determined that the other safeguards regarding the procedural fairness of the transaction as described above supported its decision not to require separate approval of the Reclassification by the unaffiliated shareholders.

The Board also considered whether there is any impact on the value of the Class A or Class B Preferred Stock as compared to the common stock due to the limited voting rights held by the Class A or Class B Preferred Stock. The Board determined the difference in voting rights was generally offset by the preferred dividend rights. Moreover, the Board determined that the difference in voting rights was not material since the holders of common stock whose shares would be converted into Class A or Class B Preferred Stock in the transaction currently own a minority of our shares, or approximately 16.5% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing approximately 83.5% of the outstanding voting rights, and will continue to control the vote of the Company after the Reclassification.

We therefore believe that the Reclassification is substantively and procedurally fair to all shareholders. In reaching this determination, we have not assigned specific weights to particular factors, but have considered all factors as a whole. None of the factors that we considered led us to believe that the Reclassification is unfair to any of our shareholders.

We have not made any provision in connection with the Reclassification to grant you access to our corporate files or to obtain appraisal services at our expense. With respect to access to our corporate files, under Section 14-2-1602 of the GBCC, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the Company that are required to be kept at the Company’s principal office which include: 1) current Articles of Incorporation; 2) current bylaws; 3) resolutions relating to the rights and preferences of the outstanding stock of the Company; 4) minutes of shareholder meetings and records of all actions taken without a meeting for the past three years; 5) all written communications to shareholders over the last three years; 6) names and business addresses of the Company’s officers and directors; and 7) the most recent annual report delivered to the Secretary of State. The shareholder must give the Company written notice at least five business days in advance of any inspection. In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the Company written notice at least five business days beforehand are excerpts of any meeting of the Board of Directors, records of any action of a Board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access Georgia shareholders are given to the Company’s records, the Board believed these statutory safeguards adequately protect shareholders ability to access information on the Company. Furthermore, our Board determined that this Proxy Statement, together with our other filings with the SEC, and stockholders’ ability to access our corporate records under Georgia law, as described above, provide you with adequate information. With respect to obtaining appraisal services at our expense, the Board did not consider these actions necessary or customary.

Board Recommendation

Our Board of Directors believes the terms of the Reclassification are fair and in the best interests of our shareholders and unanimously recommends that you vote “FOR“ the proposals to adopt both Amendments to our Articles of Incorporation and to effect the Reclassification.

Purpose and Structure of the Reclassification

The purposes of the Reclassification are to:

•	reduce the number of holders of record of our common stock in under 300, which will suspend our SEC reporting requirements thereby achieving significant cost savings;

•	allow all of our shareholders to retain an equity interest in the Company; and

•	allow our management to refocus time spent on SEC-reporting obligations to our business operations and growth.

For further background on the reasons for undertaking the Reclassification at this time, see “- Background of the Reclassification” beginning on page 15 and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page 18.

Effects of the Reclassification on Chestatee Bancshares

The Reclassification will have various effects on Chestatee Bancshares, which are described below.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our Articles of Incorporation currently authorizes the issuance of 10,000,000 shares of voting common stock. The number of authorized shares of common stock will remain unchanged after completion of the Reclassification. As of the record date, the number of outstanding shares of common stock was 3,473,781. Based upon our best estimates, if the Reclassification had been consummated as of the record date, and assuming no shareholders exercise dissenters’ rights, the number of outstanding shares of common stock will be reduced from 3,473,781 to approximately 2,915,975. The shares of common stock that will be reclassified as Class A or Class B Common Stock will be retired and held as authorized but unissued common stock.

We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans. However, in the event that we later desire to issue additional shares of stock in order to raise capital or as part of an acquisition, the requirement to limit the number of holders of record could be impeded.

Effect of the Proposed Transaction on Our Class A or Class B Preferred Stock

Our Articles of Incorporation do not currently authorize us to issue any preferred stock. The Amendments to our Articles of Incorporation will authorize the issuance of up to 5,000,000 shares of Class A Preferred Stock and up to 5,000,000 shares of Class B Preferred Stock. The shares of Class A or Class B Preferred Stock that will be issued in the Reclassification constitute two new and separate classes of preferred stock having those rights described in “- Class A Preferred Stock” beginning on page 41, “- Class B Preferred Stock” beginning on page 42, as well as in the attached Appendix A.  After completion of the Reclassification, we will have approximately 455,694 shares of Class A Preferred Stock outstanding and 102,112 shares of Class B Preferred Stock outstanding. For additional information regarding our capital structure after the Reclassification, see “Description of Capital Stock” beginning on page 40.

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our common stock will be held by fewer than 300 record shareholders and each of the Class A and Class B Preferred Stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Exchange Act. We will apply for suspension of our reporting obligations as soon as practicable following completion of the Reclassification. Following completion of the Reclassification, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports.

The suspension of the filing obligations will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. We estimate that we will save approximately $202,000 on an annual basis plus an additional $99,000 in one-time costs associated with implementing the requirements of SOX in fiscal 2008. See “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning page 18 for a breakdown of these anticipated savings.

Effect on Trading of Common Stock

Once we stop filing reports with the SEC, our common stock will no longer be available for public trade. However, our common stock is not actively traded and is not listed on any exchange. Consequently, the Reclassification will have little practical effect on trading.

Other Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $95,000, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Effect on Outstanding Options

We currently have two option plans under which our officers, directors and employees may purchase shares of our common stock, which are the 2000 Non-Employee Plan and the 2000 Employee Plan. The Reclassification will not affect any outstanding options and each option, after the Reclassification, will continue to be exercisable for one share of common stock. There are currently outstanding options to purchase 187,000 shares of common stock under the 2000 Non-Employee Plan at a weighted average strike price of $7.89 per share, of which all are vested, and 230,100 shares of common stock under the 2000 Employee Plan at a weighted average strike price of $8.78, of which 168,837 are vested. In addition, we have previously granted J. Philip Hester 17,600 options pursuant to his employment agreement dated May 18, 1997, as amended, at a weighted average strike price of $4.45 per share, of which all are vested. The Reclassification will not affect these options.

Effect on Conduct of Business after the Reclassification

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the Reclassification is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the Reclassification will have any affect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that most of our directors and executive officers will hold more than 2,201 shares at the effective time of the Reclassification. As a result, they will continue to hold the same number of shares after the Reclassification. However, because total outstanding shares of common stock will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held 1,321,801 shares, or 34.56% of our common stock (including their exercisable options to purchase shares of common stock). Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares as described above, the directors and executive officers will beneficially hold 40.64% of our common stock (including exercisable stock options).

In connection with the suspension of our reporting obligations under the Securities Exchange Act, our directors and executive officers will not longer be subject to the reporting and short-swing profit rules of Section 16 of the Securities Exchange Act, and thus may realize “short-swing” profits on purchase and sales of our securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, we are entitled to receive any short-swing profits from the affiliate. In addition, information about our directors and executive officers compensation and stock ownership will no longer be publicly available. The suspension of our reporting obligation will also relieve our directors and executive officers from liability under Section 18 of the Securities Exchange Act for any statements made by him or her in any our filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact.

Because our reporting obligations under the Securities Act will be suspended, our executive officers and directors will be deprived of the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which could result in a lower purchase price for the shares.

Due to the fact that all shares issued in the Reclassification will be equivalent to common shares in the event of a liquidation or sale of the Company, the Reclassification will not have a material effect on the value directors and executive officers’ interest in our book value per common equivalent share or diluted earnings per share.

Elimination of Liability Under Section 18 of the Exchange Act.

Because we will no longer be required to file any reports under the Exchange Act, we will no longer be subject to liability under Section 18 of the Exchange Act. Generally, Section 18 provides that if we make a false or misleading statement with respect to any material fact in any of our filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, we would be liable to any person who purchases or sells a security at a price that is affected by the statement.

Elimination of Protection Under Section 16 of the Exchange Act.

Because our common stock, Class A and Class B Preferred Stock will be not registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Reorganization, we will no longer be entitled under Section 16 of the Exchange Act to any “short-swing” profits realized by our directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period.

Effects of the Reclassification on Shareholders of Chestatee Bancshares

The general effects of the Reclassification on the shareholders owning common stock and the shareholders who will own Class A or Class B Preferred Stock are described below.

Effects of the Reclassification on Shareholders Receiving Class A Preferred Stock

The Reclassification will have both positive and negative effects on the shareholders receiving Class A Preferred Stock. Our Board of Directors considered each of the following effects in approving the Reclassification.

Positive Effects:

As a result of the Reclassification, the shareholders receiving Class A Preferred Stock will:

•	be entitled to receive a dividend premium equal to 105% of any dividend paid on the common stock; and

•	have dissenters’ rights in connection with the Reclassification. See “- Dissenters’ Rights” beginning on page 37.

Negative Effects:

As a result of the Reclassification, the shareholders receiving Class A Preferred Stock will:

•
have voting over the general affairs of the Company limited to voting on matters involving a merger, sale of all or substantially all of the assets of the Company or transfer of shares that would involve a change in control of the Company, as well as where required by statute; and

•	continue to hold shares that, like our shares of common stock, will not have any public trading market.

Effects of the Reclassification on Shareholders Receiving Class B Preferred Stock

The Reclassification will have both positive and negative effects on the shareholders receiving Class B Preferred Stock. Our Board of Directors considered each of the following effects in approving the Reclassification.

Positive Effects:

As a result of the Reclassification, the shareholders receiving Class B Preferred Stock will:

•	be entitled to receive a dividend premium equal to the greater of 105% of any dividend paid on the Class A Preferred Stock, or $0.10 per year per share if dividends are paid; and

•	have dissenters’ rights in connection with the Reclassification. See “- Dissenters’ Rights” beginning on page 37.

Negative Effects:

As a result of the Reclassification, the shareholders receiving Class B Preferred Stock will:

•	no longer have any voting control over the general affairs of the company and will be entitled to vote only in limited circumstances where required by statute; and

•	continue to hold shares that, like our shares of common stock, will not have any public trading market.

Effects of the Reclassification on the Common Shareholders

The Reclassification will have both positive and negative effects on the shareholders continuing to own common stock. Our Board of Directors considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the shareholders retaining their common stock will:

•	continue to exercise the sole voting control over the Company;

•	because the number of outstanding shares of common stock will be reduced, have a relative increase in voting power; and

•	have dissenters’ rights in connection with the Reclassification. See “- Dissenters’ Rights” beginning on page 37.

Negative Effect:

As a result of the Reclassification, the shareholders retaining their common stock will be subject to certain dividend preferences of the Class A and Class B Preferred Stock.

Plans or Proposals

Other than as described in this Proxy Statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our Board of Directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this Proxy Statement, we believe there are significant advantages in effecting the Reclassification and suspending our reporting obligations. Nevertheless, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock, Class A Preferred Stock or Class B Preferred Stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters’ rights and receive the fair value of their shares in connection with the Reclassification.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the Reclassification described in this Proxy Statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.”  If that single nominee is the record shareholder for 2,201 or more shares, then the stock registered in that nominee’s name will be unaffected by the Reclassification. Because the Reclassification only affects record holders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 2,201 shares. Upon completion of the Reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the Reclassification, even if the number of shares they own is less than 2,201. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will receive shares of Class A or Class B Preferred Stock in the Reclassification until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold more than 2,201 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

Shareholders who would prefer to remain as holders of common stock of Chestatee Bancshares, may elect to do so by acquiring sufficient shares so that they hold at least 2,201 shares in their own name immediately prior to the Reclassification, although this may be difficult based upon the limited market which currently exists for our common stock. In addition, beneficial owners who would receive shares of Class A or Class B Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A or Class B Preferred Stock from Chestatee Bancshares as a part of the Reclassification, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the Reclassification so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also shareholders will participate in the Reclassification in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own more than 2,201 shares of common stock, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the common stock on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the proposed Reclassification is fair to all of our shareholders for the reasons discussed in the Proxy Statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the Reclassification was not a consideration in the Board’s decision to approve the Reclassification or in determining the 2,201-share cutoff for retaining common stock. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the Board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. In addition, the increase in each director’s percentage voting ownership of our stock resulting from the Reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately 34.56% to approximately 40.64% after the Reclassification, which also is very unlikely to have a practical effect on their collective ability to control the Company.

In addition, our Board of Directors recognized that holders of common stock who will receive Class A or Class B Preferred Stock in the transaction may wish to remain voting shareholders of the Company. However, the Board of Directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the Company through their ownership of Class A or Class B Preferred Stock. See “Description of Capital Stock” beginning on page 40. See “- Background of the Reclassification” beginning on page 15 and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page 18.

None of our executive officers or directors, who beneficially own in excess of an aggregate of 2,201 shares of common stock, has indicated to us that he intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 2,201 shares are held in each account, so that the holders would receive shares of Class A or Class B Preferred Stock in connection with the conversion of their common stock.

Financing of the Reclassification

We expect that the Reclassification will require approximately $95,000 consisting of professional fees and other expenses payable by us related to the Reclassification. See “- Fees and Expenses” beginning on page 39 for a breakdown of the expenses associated with the Reclassification. We intend to pay for the expenses of the Reclassification through cash-on-hand, and if that proves to be insufficient, through dividends paid to us by our subsidiary, Chestatee State Bank. Although the Bank may not pay a dividend in excess of 50% of its prior years net earnings without regulatory approval, this limitation should not adversely affect the ability of the Bank to pay the dividends necessary to fund the costs of the Reclassification.

Material Federal Income Tax Consequences of the Reclassification

The following discusses the material federal income tax consequences to us and our shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of their individual circumstances.

Federal Income Tax Consequences to Chestatee Bancshares

We believe that the Reclassification would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification. We anticipate that most of the members of our Board of Directors and our executive officers will be part of this group.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A or Class B Preferred Stock

Shareholders receiving Class A or Class B Preferred Stock in exchange for their common stock should not recognize any gain or loss or dividend income in the Reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A or Class B Preferred Stock.

Although the Reclassification should be treated as a tax-free reorganization and the exchange of common stock for Class A or Class B Preferred Stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Class A or Class B Preferred Stock, in a transaction such as the Reclassification, would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is preferred stock in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock, (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock, (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not  that such right will be exercised, or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, non-qualified preferred stock means stock which does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the Company.

Neither the Class A Preferred Stock nor the Class B Preferred Stock should be considered “nonqualified preferred stock” because

•	both classes are entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which the common stock is entitled;

•
the amount distributed with respect to a share of the Class A or Class B Preferred Stock in the event of a liquidation is equal to the amount distributed with respect to one share of Chestatee common stock; and

•
upon a change in control, both the Class A Preferred Stock and the Class B Preferred Stock shall automatically convert into shares of common stock on the basis of one share of common stock for each share of Class A and Class B Preferred Stock.

Nevertheless, if the IRS were to successfully contend that the Class A or Class B Preferred Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Class A Preferred Stock and Class B Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

Sale of Stock

Where the Class A or Class B Preferred Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this Class A or Class B Preferred Stock will be treated as capital gain or loss to most shareholders. However, when a Company recapitalizes its common stock in exchange for stock which is not common stock (generally defined to mean stock limited in liquidation and/or dividend rights), the stock received in the liquidation will be considered “Section 306 Stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if cash has been distributed (instead of the stock actually distributed) and the cash distribution would have been treated as a dividend in whole or in part. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class A or Class B Preferred Stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party (such as certain family members), and in such cases, the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class A or Class B Preferred Stock received would be classified as Section 306 Stock.

If the Class A Preferred Stock or the Class B Preferred Stock is classified as Section 306 Stock, the proceeds from a subsequent sale of the Class A or Class B Preferred Stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

If the Class A or Class B Preferred Stock is classified as Section 306 Stock and the stock is subsequently redeemed by the Company, it is treated as a distribution of property which in part (pursuant to the rules described below) could be treated as a dividend. However, should the redemption be a “complete termination” of your interest in Chestatee Bancshares (as described below), the sales and exchange treatment described in the preceding paragraph should be appropriate.

In addition, if Section 306 Stock was issued with respect to common stock of a corporation and such Section 306 stock is subsequently exchanged for common stock of the same corporation, then the common stock so received shall not be treated as Section 306 Stock. Should the Reclassification be effectuated, the Articles of Incorporation of the Company will provide that prior to certain “Changes in Control” the Class A and Class B Preferred Stock will be converted back into the Company common stock, and as such, should no longer be considered Section 306 Stock.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights

If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not continue to hold shares of our common stock immediately after the Reclassification, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

•	A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

•
A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the Reclassification exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the Reclassification will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the Reclassification results in a “complete termination” of your interest in Chestatee Bancshares;

•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•	your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not constructively own any of our stock after the Reclassification, your interest in Chestatee Bancshares will be completely terminated by the Reclassification, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the Reclassification and would only constructively own shares of our stock after the Reclassification as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Chestatee Bancshares completely terminated by the Reclassification. Among other things, waiving family attribution requires (a) that you have no interest in Chestatee Bancshares (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the Reclassification and (b) that you include an election to waive family attribution in your tax return for the year in which the Reclassification occurs and you must also file with your IRS district director an agreement to notify the district director of any acquisition by you of a prohibited interest during the 10-year period.

Substantially Disproportionate. If you receive cash in the Reclassification and immediately after the Reclassification you own (directly or constructively) shares of our voting stock (voting stock has a specific definition for this purpose, that generally requires the stock to have the privilege to vote on directors), you must compare (a) your percentage ownership immediately before the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately before the Reclassification divided by our number of outstanding shares of voting stock) with (b) your percentage ownership immediately after the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately after the Reclassification divided by our number of shares of voting stock outstanding immediately after the Reclassification).

If your post-Reclassification ownership percentage is less than 80% of your pre-Reclassification ownership percentage and you own less than 50% of the total combined voting stock of the Company, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of Chestatee Bancshares (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Chestatee Bancshares is minimal, and (c) your post-Reclassification ownership percentage is less than your pre-Reclassification ownership percentage, then your receipt of cash may be “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who exercise dissenters’ rights and receive cash in the Reclassification would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the Reclassification to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the Reclassification. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters’ rights in the Reclassification may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the Reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Dissenters’ Rights

Under Georgia law, shareholders who comply with the procedures set forth in Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code (the “GBCC”) relating to dissenters’ appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock. A shareholder must comply strictly with the procedures set forth under Georgia law relating to dissenters’ rights, which are set forth in Appendix B to this Proxy Statement. Failure to follow such procedures will result in a termination or waiver of his or her dissenters’ rights. A vote in favor of both Amendments will constitute a waiver of your dissenters’ rights. Additionally, not voting in favor of one or both of the Amendments, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the Special Meeting, does not perfect your dissenters’ rights.

To perfect dissenters’ appraisal rights, a holder of stock must not vote in favor of at least one of the proposed Amendments, and must deliver to us, before the vote is taken, written notice of the shareholder’s intent to demand payment for his or her shares if the proposed Amendment is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to J. Philip Hester, Sr., our President. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder’s shares.

Within ten (10) days after the corporate action is taken, we will send each shareholder who satisfied the requirements above a dissenters’ notice. The dissenters’ notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited. The dissenters’ notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date such dissenters’ notice is delivered. The dissenters’ notice will also be accompanied by a copy of Article 13 of the GBCC.

A shareholder asserting his or her appraisal rights must execute and send a payment demand to us and deposit his or her certificates in accordance with the terms of the dissenters’ notice before the date specified in the dissenters’ notice.

A shareholder who does not send us a demand for payment and deposit his or her certificates by the date set forth in the dissenters’ notice will no longer be entitled to dissenters’ appraisal rights.

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

Within ten days of the later of the date the proposed corporate action is taken, or receipt of a payment demand if made within the prescribed period, we shall, by notice to each dissenter who complied with the above requirements, offer to pay to such dissenter the amount we estimate to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by: (1) our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (2) a statement of our estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenters’ right to demand payment under Code Section 14-2-1327; and (5) a copy of Article 13 of the Georgia Business Corporation Code.

If we do not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, we shall return the deposited certificates to the dissenting shareholders.

If the dissenting shareholder accepts our offer by written notice to us within thirty (30) days after our offer or is deemed to have accepted such offer by failure to respond within said thirty (30) days, we shall make payment for his or her shares within sixty (60) days after the making of the offer or the taking of the proposed corporate action, whichever is later.

Should a dissenter choose not to accept our offer, the dissenter may notify us in writing of their own estimate of the fair value of heir shares and amount of interest due and demand payment of their estimate of the fair value of their shares and interest due, if: (i) they believe that the amount we offered is less than the fair value of their shares or that the interest due is incorrectly calculated; or (ii) we, having failed to effectuate the Amendment and Reclassification, do not return their deposited share certificates within sixty (60) days after the date set for demanding payment. A dissenting shareholder will waive their right to demand payment under Georgia Code Section 14-2-1327 and be deemed to have accepted our offer unless they notify us of their demand in writing within 30 days after our offer of payment for their shares.

If a dissenting shareholder makes a demand for payment remains unsettled, we shall commence a proceeding within sixty (60) days after receiving the payment demand and petition a court of competent jurisdiction to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the sixty (60) day period, we shall pay each dissenter whose demand remains unsettled the amount demanded. We shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. We shall make all dissenters, whether or not residents of the State of Georgia, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. We shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of the State of Georgia in the manner provided by Georgia law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law. Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

The court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against us, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable: (1) against us and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of GBCC Sections 14-2-1320 through 14-2-1327; or (2) Against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article 13 of the GBCC. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

No action by any dissenter to enforce dissenters' rights shall be brought more than three years after a corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of GBCC Sections 14-2-1320 and 14-2-1322.

This is a summary of the material rights of a dissenting shareholder, and is qualified by reference to the dissenters’ appraisal rights provisions contained in the GBCC, which are reproduced in full in Appendix B to this Proxy Statement and are incorporated herein by reference. If you intend to dissent from approval of the Reclassification, you should carefully review the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We plan to estimate the “fair value” of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the last known trade price for the common stock. The Board may also choose to rely on an independent third party to determine the “fair value” of our shares.

Regulatory Requirements

In connection with the Reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our Articles of Incorporation with the Georgia Secretary of State, in accordance with Georgia law; and

•	complying with federal and state securities laws, including filing of this Proxy Statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the Reclassification will be in accordance with U.S. generally accepted accounting principles. For shares of common stock purchased from dissenters, additional paid-in capital will be reduced by the amount paid for the shares.

Fees and Expenses

We will be responsible for paying the Reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $95,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$80,000
Accounting fees and expenses	10,000
Edgarization, printing and mailing costs	5,000
Total	$95,000

We anticipate that these fees will be paid through cash-on-hand and, if needed, through dividends from our subsidiary, Chestatee State Bank.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We currently have 10,000,000 shares of authorized voting common stock, no par value per share. As of the record date, we had 1,026 registered shareholders of record and 3,473,781 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders. We also have 10,000,000 shares of authorized non-voting common stock, none of which has been issued.

Rights to dividends

We paid dividends in the amount of $0.12 per share to all holders of common stock in 2006, $0.06 per share in 2007, and $0.06 per share to date in 2008. The holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends. The payment of any such dividends is subject to the rights granted to holders of the shares of the Class A Preferred Stock and the Class B Preferred Stock issued in the Reclassification, discussed below. We are not required to pay any dividends on our common stock. No dividend can be paid to the holders of the common stock unless dividends are also paid to the holders of both the Class A and Class B Preferred Stock. Under Georgia law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Chestatee Bancshares, Inc. Common Stock and Dividend Information - Dividends” on page 51.

General voting requirements

The holders of our common stock have sole voting control over the Company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Class A or Class B Preferred Stock is entitled to vote, the common stock votes together with the Class A and/or Class B Preferred Stock.

Rights upon liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then pro rata to the holders of our common stock and holders of Class A and Class B Preferred Stock.

Preferred Stock

Our Articles of Incorporation do not currently authorize us to issue any shares of preferred stock. The amendments to our Articles of Incorporation that you will consider at the Special Meeting will provide for (a) the authorization of 5,000,000 shares of Class A Preferred Stock; (b) the authorization of 5,000,000 shares of Class B Preferred Stock; and (c)  the reclassification of shares of common stock held by shareholders who own between 441 and 2,200 shares of common stock into shares of Class A Preferred Stock, and the reclassification of shares of common stock held by shareholders who own less than 441 shares of common stock into shares of Class B Preferred Stock. The Reclassification will be made on the basis of one share of Class A or Class B Preferred Stock for each share of common stock held.

As to the remaining authorized shares of Class A Preferred Stock and the Class B Preferred Stock which will not be issued in the Reclassification, our Board of Directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock for such consideration as our Board of Directors may determine. Although our Board of Directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class A or Class B Preferred Stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Class A Preferred Stock

General

The shares of Class A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of Class A Preferred Stock.

Rank

The Class A Preferred Stock, with respect to dividend rights, ranks senior to the common stock and to all other classes and class of equity securities of the Company, other than the Class B Preferred Stock and any classes or class of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A Preferred Stock, as to dividend rights. The relative rights and preferences of the Class A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other class or classes of Class A Preferred Stock and equity securities designated by our Board of Directors. The Class A Preferred Stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, holders of Class A Preferred Stock shall be entitled to receive dividends which are 105% of the dividends paid on our common stock. No dividend, however, may be paid to the holders of the Class A Preferred Stock unless dividends are also paid to the holders of shares of the Class B Preferred Stock. We are not required to pay any dividends on the Class A Preferred Stock, and dividends will not cumulate, and any dividends on the Class A Preferred Stock will not accumulate to future periods and will not represent a contingent liability. Under Georgia law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Chestatee Bancshares, Inc. Common Stock and Dividend Information - Dividends” on page 51.

Voting Rights

Holders of Class A Preferred Stock shall have no general voting control over the company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the Company and except as otherwise required by law. On those matters on which the holders of the Class A Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class A Preferred Stock vote together with the holders of common stock on matters to which they are entitled to vote.

Conversion Rights

The shares of Class A Preferred Stock are automatically converted to shares of common stock at a 1:1 ratio on a change in control of the Company. The shares are not convertible otherwise.

Liquidation Rights

Holders of Class A Preferred Stock are entitled to a distribution of assets of Chestatee Bancshares in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Chestatee Bancshares, on a basis with the holders of common stock.

Preemptive or Anti-Dilutive Rights

Holders of Class A Preferred Stock do not have any preemptive rights to purchase any additional shares of Class A Preferred Stock or shares of any other class of our capital stock that may be issued in the future or any protection from having their interest in the Company economically diluted through the issuance of additional shares of stock.

Class B Preferred Stock

General

The shares of Class B Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of Class B Preferred Stock.

Rank

The Class B Preferred Stock, with respect to dividend rights, ranks senior to the common stock, the Class A Preferred Stock, and to all other classes and class of equity securities of the company, other than any classes or class of equity securities that we subsequently issue ranking on a parity with, or senior to the Class B Preferred Stock, as to dividend rights. The relative rights and preferences of the Class B Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other class or classes of Class B Preferred Stock and equity securities designated by our Board of Directors. The Class B Preferred Stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock or Series A Preferred Stock, holders of Class B Preferred Stock shall be entitled to receive dividends which are equal to the greater of $0.10 per share annually or 105% of the dividends paid on our Class A Preferred Stock. We are not required to pay any dividends on the Class B Preferred Stock, and any dividends on the Class B Preferred Stock will not accumulate to future periods and will not represent a contingent liability. Under Georgia law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Chestatee Bancshares, Inc. Common Stock and Dividend Information - Dividends” on page 51.

Voting Rights

Holders of Class B Preferred Stock shall have no general voting control over the company and shall have no voting rights except as may be required by law. Specifically, Section 14-2-1004 of the GBCC requires that a class of shares with no voting rights be nonetheless entitled to vote on any proposed amendment to the Articles of Incorporation of the company that would result in any of the following actions: 1) increase or decrease the aggregate number of authorized shares of that class;  2) effect an exchange or reclassification of all or part of the shares of that class into shares of another class; 3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of that class; 4) change the designation, rights, preferences, or limitations of all or part of the shares of that class; 5) change the shares of all or part of that class into a different number of shares of the same class; 6) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; 7) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; 8) limit or deny an existing preemptive right of all or part of the shares of that class; 9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of that class; or 10) cancel, redeem, or purchase all or part of the shares of that class. On those matters on which the holders of the Class B Preferred are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class B common stock vote together with the holders of common stock and Class A Preferred Stock on matters to which they are entitled to vote. If a proposed amendment would uniquely affect the Class B Preferred Stock in one or more of the ways described above, the shares of the Class B Preferred Stock would be entitled to vote as a separate voting group on the proposed amendment.

Conversion Rights

The shares of Class B Preferred Stock are automatically converted to shares of common stock at a 1:1 ratio on a change in control of the Company. The shares are not convertible otherwise.

Liquidation Rights

Holders of Class B Preferred Stock are entitled to a distribution of assets of Chestatee Bancshares in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Chestatee Bancshares, on a basis with the holders of common stock.

Preemptive/Anti-Dilutive Rights

Holders of Class B Preferred Stock do not have any preemptive rights to purchase any additional shares of Class B Preferred Stock or shares of any other class of our capital stock that may be issued in the future, or any protection from having their interest in the Company economically diluted through the issuance of additional shares of stock.

Transactions Involving Our Securities.

During the past 60 days, the only transaction involving shares of our common stock made by our directors, officers, employees and affiliates, was a purchase of 1,757 shares on November 19, 2007 at $13.00 per share, and a purchase of 220 shares on November 20, 2007 at $12.50 per share. Both transactions involved a director of the Company acquiring shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some directors and officers of Chestatee Bancshares and Chestatee State Bank and members of their immediate family are customers of Chestatee State Bank and have had and expect to have loan transactions with Chestatee State Bank in the ordinary course of business. In addition, some of the directors and officers of Chestatee State Bank are, at present, as in the past, affiliated with businesses which are customers of Chestatee State Bank and which have had and expect to have loan transactions with Chestatee State Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our Board of Directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, no loan to an officer or director exceeds 10% of equity capital.

In the normal course of business, Chestatee State Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $4,386,320 as of December 31, 2006 or 15.62% of shareholders’ equity, $10,032,257 as of December 31, 2005 or 39.71% of shareholders’ equity, and $18,995,182 as of December 31, 2004 or 82.81% of shareholders' equity.

Neither Chestatee Bancshares nor any of its affiliates have been convicted during the past five years of any criminal proceeding or been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining such person from future violations or, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

As of September 30, 2007, Chestatee Bancshares has options outstanding to its directors, executive officers and employees to purchase up to 446,700 shares of common stock. Other than these options, neither Chestatee Bancshares nor any of its affiliates are party to agreement, arrangement, or understanding, with respect to the securities of Chestatee Bancshares, including agreements with respect to the transfer or voting of securities, joint ventures, puts or calls, and the giving or withholding of proxies, consents or authorizations.

SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Annual Report”) and from our unaudited financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (the “Quarterly Report”) and from other information and data contained in the Annual Report and the Quarterly Report. More comprehensive financial information is included in the Annual Report and the Quarterly Report.

Shareholders may also consider that since September 30, 2007, events in our real estate market have occurred that will likely have a negative impact on the Company’s earnings for 2007. In view of economic events and a recent regulatory review, the Bank reviewed its loan loss reserves and methodology, which resulted in a loan loss provision of $4,750,444 in the fourth quarter of 2007. As a result of this provision, the Bank’s net income for 2007 will be approximately $326,000. The financial information that follows is only a summary and is qualified by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the Securities and Exchange Commission, copies of which may be obtained as set forth below under the caption “Other Matters - Where You Can Find More Information” on page 55.

[CONTINUED ON FOLLOWING PAGE]

	As of and for the year ended December 31		As of and for the nine months ended September 30
(In thousands except per share data)	2006	2005	2007	2006

Net interest income	$12,626	10,545	9,879	9,376
Provision for loan losses	1,140	674	884	817
Other income	1,018	1,090	713	735
Other expense	7,890	7,307	6,161	5,927
Income taxes (benefit)	1,651	1,244	1,317	1,228
Net earnings (loss)	$2,963	2,410	2,230	2,139

PER COMMON SHARE
Basic earnings per share	$0.86	0.70	0.65	0.62
Diluted earnings per share	0.84	0.69	0.62	0.60
Cash dividends declared	0.12	-	0.06	0.06
Book value	$8.15	7.33	8.80	7.94

AT PERIOD END
Loans, net	$249,082	196,554	261,283	222,033
Earning assets	283,119	238,100	299,659	263,017
Assets	299,675	254,839	317,634	278,927
Deposits	262,504	215,982	280,380	245,151
Shareholders’ equity	$28,082	25,266	30,518	27,381
Common shares outstanding	3,447	3,446	3,468	3,447

AVERAGE BALANCES
Loans	$219,213	197,695	266,591	212,200
Earning assets	258,821	250,956	300,723	254,153
Assets	270,612	262,920	312,675	265,829
Deposits	233,221	218,122	276,020	227,613
Shareholders’ equity	$26,692	24,102	29,132	26,395
Weighted average shares outstanding	3,447	3,438	3,451	3,448

KEY PERFORMANCE RATIOS
Return on average assets (annualized for interim periods)	1.09%	0.92%	0.95%	1.08%
Return on average shareholders’ equity (annualized for interim periods)	11.10%	10.00%	10.21%	10.81%
Net interest margin	4.24%	3.81%	4.38%	4.93%
Dividend payout ratio	13.95%	0.00%	9.23%	9.68%
Average equity to average assets	9.86%	9.17%	9.32%	9.93%
Ratio of earnings to fixed costs	154.22%	162.89%	139.33%	156.24%

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The summary pro forma balance sheet data is based on historical data as of September 30, 2007, adjusted to give effect to the conversion of 467,284 shares of common stock (which constitute the shares held by those holders of shares of common stock between 441 and 2,200) into shares of Class A Preferred Stock and the conversion of 104,309 shares of common stock (which constitute the shares held by those holder of fewer than 441 shares of common stock) into shares of Class B Preferred Stock in the Reclassification. The number of shares of common stock convertible into shares of Class A and Class B Preferred Stock have changed subsequent to September 30, 2007, and are now 102,112 shares and 455,694 shares, respectively. The pro forma balance sheet data is based on the assumption that an aggregate of 467,824 shares of common stock will be converted into an equal number of shares of Class A stock, an aggregate of 104,309 shares of common stock will be converted into an equal number of shares of Class B stock and that expenses of $95,000 will be incurred in the Reclassification. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash. We have not adjusted the pro forma income  statement data for the effects of the anticipated cost savings estimated at $202,000 that we expect as a result of the transaction, since the most significant expense relates to implementation of Section 404 of the Sarbanes-Oxley Act. The expense of the current filings of Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Proxy Statements required by Regulation 14A and current reports on Form 8-K are immaterial.

The following summary unaudited consolidated financial information gives effect to the Reclassification as if it had occurred on January 1, 2007 for the nine months ended September 30, 2007 information, and January 1, 2006 for the year ended December 31, 2006 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future. Shareholders may also consider that since September 30, 2007, events in our real estate market have occurred that will likely have a negative impact on the Company’s earnings for 2007. In view of economic events and a recent regulatory review, the Bank reviewed its loan loss reserves and methodology, which resulted in a loan loss provision of $4,750,444 in the fourth quarter of 2007. As a result of this provision, the Bank’s net income for 2007 will be approximately $326,000.

[CONTINUED ON FOLLOWING PAGE]

Chestatee Bancshares, Inc.
Pro Forma Consolidated Balance Sheet
September 30, 2007
(Dollars in thousands)
(Unaudited)

	Historical		Pro Forma Adjustments		Pro Forma Combined
			Debit	Credit
ASSETS
Cash and due from banks	$4,542	(2)		$95		$4,447
Interest bearing deposits in banks	1,748					1,748
Federal funds sold	13,941					13,941
Cash and cash equivalents	20,231			95		20,136
Securities available for sale	22,687					22,687
Loans, net	261,283					261,283
Premises and equipment	7,023					7,023
Other assets	6,410					6,410
Total assets	$317,634			$95		$317,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$23,614				$	$ 23,614
Interest bearing	256,766					256,766
Total deposits	280,380					280,380

Other borrowed funds	4,750					4,750
Accrued expenses and other liabilities	1,986	(3)		2		1,988

Total liabilities	$287,116			$2		$287,118

Shareholders’ equity:
Series A Preferred Stock	-	(1)		3,393		3,393
Series B Preferred Stock		(1)		753		753
Common stock	25,161	(2)	4,241			20,920
Capital surplus	-					-
Retained earnings	5,445	(2)(3)	2			5,443
Accumulated other comprehensive income (loss)	(88)					(88)
Total shareholders’ equity	30,518		4,243	4,146		30,421

Total liabilities and equity	$317,634		$4,243	$4,148		$317,539

(1)
Assumes the issuance of 467,824 shares of Series A Preferred Stock issued in exchange for 467,824 shares of common stock and 104,309 shares of Series B Preferred Stock issued in exchange for 104,309 shares of common stock.

(2)	Cost of the transaction including $95,000 in filing, legal and other fees.

(3)	Cost of the additional dividend related to the Series A Preferred Stock and Series B Preferred Stock.

Shares outstanding (common, Series A Preferred and Series B Preferred)	3,468,281	3,468,281
Book value per common equivalent share	$8.80	$8.77

See accompanying notes to pro forma consolidated financial statements.

[CONTINUED ON FOLLOWING PAGE]

Chestatee Bancshares, Inc.
Pro Forma Consolidated Statements of Income
For the Nine Months Ended September 30, 2007
(In thousands, except per share data)
(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Interest income	$18,898		$18,898
Interest expense	9,019		9,019
Net interest income	9,879		9,879

Provision for loan losses	884		884
Other income	713		713
Other expense	6,161		6,161
Earnings before taxes	$3,547		$3,547
Income tax expense	1,317		1,317

Net income	$2,230		$2,230

Basic earnings per common share	$0.65		$0.65
Diluted earnings per share	$0.62		$0.62

See accompanying notes to pro forma consolidated financial statements.

The proposed Reclassification would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

[CONTINUED ON FOLLOWING PAGE]

Chestatee Bancshares, Inc.
Pro Forma Consolidated Statements of Income
For the Year Ended December 31, 2006
(In thousands, except per share data)
(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Interest income	$21,135		$21,135
Interest expense	8,509		8,509
Net interest income	12,626		12,626

Provision for loan losses	1,140		1,140
Other income	1,018		1,018
Other expense	7,890		7,890
Earnings before income taxes	$4,614		$4,614

Income tax benefit	1,651		1,651
Net income	$2,963		$2,963

Basic earnings per common share	$0.86		$1.01
Diluted earnings per share	$0.84		$0.98

The proposed transaction would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

See accompanying notes to pro forma consolidated financial statements.

CHESTATEE BANCSHARES, INC.
Notes to Consolidated Pro Forma Financial Statements

(1)
The unaudited pro forma consolidated balance sheet as of September 30, 2007 and consolidated statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 have been prepared based on the historical consolidated balance sheets and statements of income, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2)
In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

MARKET PRICE OF CHESTATEE BANCSHARES, INC.
COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is not traded through an organized exchange nor is there a known active trading market. At September 30, 2007, the number of shareholders of record was 1,045 and there were also outstanding options to purchase 373,437 shares of common stock which are currently exercisable.

The following table shows the quarterly range of high and low sale prices for our common stock during the fiscal years 2005, 2006, 2007, and 2008 (through January 31, 2008). These sale prices represent known transactions and do not necessarily represent all trading transactions for the periods.

Year		High	Low
2005:	First Quarter	$10.00	$10.00
	Second Quarter	$10.00	$10.00
	Third Quarter	$10.00	$10.00
	Fourth Quarter	$10.00	$10.00
2006:	First Quarter	$11.00	$10.00
	Second Quarter	$11.00	$10.00
	Third Quarter	$12.00	$11.00
	Fourth Quarter	$-	$-
2007:	First Quarter	$13.00	$12.00
	Second Quarter	$14.00	$12.00
	Third Quarter	$12.50	$12.00
	Fourth Quarter	$13.50	$11.50
2008:	First Quarter	$12.00	$11.00

Dividends

The payment of dividends is subject to the discretion of our Board of Directors. Our ability to pay dividends is dependent on our cash-on-hand and cash dividends paid to us by Chestatee State Bank. Although we may also receive dividends from our other subsidiaries, Chestatee Residential Mortgage and Chestatee Financial, we have not received in the past, nor do we anticipate receiving in the next year, any substantial dividends from either entity. The ability of Chestatee State Bank to pay dividends to us is restricted by applicable regulatory requirements. Under Georgia law, the Bank must obtain approval of the Georgia Department before they may pay cash dividends out of retained earnings if (i) the total classified assets at the most recent examination of such bank exceed 80% of the equity capital, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or (iii) the ratio of equity capital to adjusted assets is less than 6%. In 2006, the Bank had sufficient earnings to permit a dividend of up to $1,481,489. During 2007, the Bank has paid dividends to the Company totaling $1,275,000. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which could include the payment of dividends depending on the institution's financial condition), such authority may require, after notice and hearing, that the bank cease and desist from such practice. The FDIC issued a policy statement that provides that insured banks generally should only pay dividends out of current operating earnings. The Federal Reserve has issued a policy statement to the same effect for bank holding companies.

Under Georgia law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our assets equal or exceed the sum of our liabilities. Our Board of Directors declared $0.06 per share dividends on the outstanding shares of our common stock on April 30, 2006, December 8, 2006, June 22, 2007, and January 22, 2008. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Securities Authorized for Issuance Under Equity Compensation Plans

In September of 2000, the Board of Directors approved the 2000 Chestatee Bancshares, Inc. Non-Employee Stock Option Plan (the “Non-Employee Plan”) and the 2000 Chestatee Bancshares, Inc. Employee Stock Option Plan (the “Employee Plan”). Our shareholders approved both plans in 2001.

Prior Public Offerings and Stock Purchases

We have not made an underwritten public offering of our common stock during the past three years. Also, we have made no purchases of shares of our common stock during the past two years, although members of our Board of Directors and executive officers have made the following purchases since January 1, 2006 through January 31, 2008:

		Total # of	Price Range		Avg. Price
Year		Shares Purchased	High	Low	Per Share
2006:	First Quarter	2,461	$11.00	$10.00	$10.67
	Second Quarter	580	$11.00	$10.00	$11.00
	Third Quarter	0	$-	$-	$-
	Fourth Quarter	0	$-	$-	$-
2007:	First Quarter	0	$-	$-	$-
	Second Quarter	1,100	$12.50	$12.50	$12.50
	Third Quarter	2,127	$12.50	$12.50	$12.50
	Fourth Quarter	19,949	$13.00	$12.50	$12.54
2008:	First Quarter	7,385	$12.00	$11.00	$11.72

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock beneficially owned by (i) directors and executive officers of Chestatee Bancshares, and (ii) directors and executive officers of Chestatee Bancshares as a group. There is no person known to Chestatee Bancshares to be the beneficial owner of more than 5% of the outstanding common stock of Chestatee Bancshares. The information shown in this table is based on information provided to Chestatee Bancshares as of September 30, 2007.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from September 30, 2007.

No change of control of Chestatee Bancshares has occurred since the beginning of 2005. There are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of Chestatee Bancshares.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percentage of Outstanding Common Stock(1)(2)	Percentage of Outstanding Common Stock Post Reclassification Ownership (3)
R. Millard Bowen(4) 5072 Bristol Industrial Way Buford, Georgia 30518	190,465		5.47%	6.55%

Marcus C. Byrd, Jr.(5) 1661 Highway 9 South Dawsonville, Georgia 30534	155,311		4.45%	5.32%

Glennon C. Grogan(6) 1980 Hughes Drive Cumming, Georgia 30040	89,296		2.56%	3.06%

James H. Grogan(7) 4210 Gravitt Road Cumming, Georgia 30040	98,126		2.81%	3.36%

Andrew M. (“Jack”) Head(8) 2928 Ridgewood Road Atlanta, Georgia 30327	158,450		4.54%	5.45%

J. Philip Hester, Sr.(9) 32 Lakeshore Circle Dawsonville, Georgia 30534	136,734		3.84%	4.57%

B. Todd Howard(10) 3315 Dahlonega Highway Cumming, Georgia 30040	92,721		2.66%	3.18%

David E. Johnson(11) 260 Gold Leaf Terrace Dawsonville, Georgia 30534	168,651		4.83%	5.78%

W. Alan McRae(12) 499 Johnson Ferry Road Atlanta, Georgia 30328	114,340		3.28%	3.92%

Kim M. Mills(13) 57 Brights Way Dawsonville, Georgia 30534	48,890		1.40%	1.68%

James M. Curry(14) 312 Point Olympus Drive Gainesville, Georgia 30506	40,701		1.16%	1.39%

Deborah F. McLeod(15) 33 Sheep Wallow Road Dahlonega, Georgia 30533	36,907		1.05%	1.26%

Directors & Executive Officers as a Group (12 persons)	1,321,801	(16)	34.56%	40.64%

(1)	Based upon 3,468,281 shares of Chestatee Bancshares’ common stock issued and outstanding as of September 30, 2007.

(2)	Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any of their options.

(3)
Based upon an estimated 2,896,148 shares of Chestatee Bancshares’ common stock to be issued and outstanding following the Reclassification transaction, and determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any of their options.

(4)	Includes 11,000 shares available upon exercise of his options and 22,000 shares owned by Mr. Bowen’s spouse for which he disclaims beneficial ownership.

(5)
Includes 22,000 shares available upon exercise of his options, 23,320 shares held in trust by Mr. Byrd in his individual retirement account, 8,791 shares held by an affiliate, Byrd Howard Properties, and 2,200 shares owned by Mr. Byrd’s spouse for which he disclaims beneficial ownership.

(6)	Includes 22,000 shares available upon exercise of his options.

(7)	Includes 1,100 shares held by an affiliate, G 2 G Enterprises, LLC and 22,000 shares available upon exercise of his options.

(8)
Includes 22,000 shares available upon exercise of his options, 22,000 shares held in the John F. Head, Jr. Family Partnership, LLP, 220 shares owned by his son, 2,200 shares owned by Mr. Head’s spouse and 220 shares owned each by his two adult daughters, for which Mr. Head disclaims beneficial ownership.

(9)	Includes 96,801 shares available upon exercise of his options as well as 34,251 shares held in an individual retirement account for his benefit and 2,269 shares held jointly with Mr. Hester’s spouse.

(10)
Includes 22,000 shares available upon exercise of his options as well as 5,000 shares held jointly with his ex-spouse, 6,930 shares held as custodian for the benefit of his minor children and 8,791 shares held by an affiliate, Byrd Howard Properties.

(11)	Includes 22,000 shares available upon exercise of his options as well as 97,790 shares held in an individual retirement account.

(12)	Includes 22,000 shares available upon exercise of his options as well as 13,750 shares held in the McRae and Stolz Money Purchase Pension Plan.

(13)	Includes 22,000 shares available upon exercise of his options, 1,155 shares held jointly with a family member, and 1,100 shares owned by his spouse.

(14)	Mr. Curry’s shares are available upon exercise of his options.

(15)	Includes 31,535 shares available upon exercise of her options.

(16)
Based upon 965,324 shares (which takes the sum of the above listed beneficially owned shares and eliminates 8,791 shares so the shares which are owned by Byrd & Howard Properties and are beneficially included for both Marcus C. Byrd, Jr. and B. Todd Howard are not counted twice) beneficially owned by the directors and officers and determined by assuming that all twelve named directors and officers exercise all 356,037 options which they have the right to acquire within 60 days, but that no other persons exercise any options.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the Reclassification.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “- Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. The following documents are incorporated by reference herein:

•	our Annual Report on Form 10-KSB for fiscal year ended December 31, 2006, including audited financial information; and

•	our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007.

We have supplied all information contained in or incorporated by reference in this document relating to Chestatee Bancshares, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Chestatee Bancshares, Inc., 6639 Highway 53 East, Dawsonville, Georgia 30534, Attention: J. Philip Hester, President.

By order of the Board of Directors
February 1, 2008

APPENDIX A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
CHESTATEE BANCSHARES, INC.

Appendix A-1

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
CHESTATEE BANCSHARES, INC.

1.

The name of the corporation is CHESTATEE BANCSHARES, INC. (the “Corporation”).

2.

Article 3 of the Articles of Incorporation of the Corporation is hereby amended by deleting Article 3 in its entirety and inserting in lieu thereof:

(a) Authorized Shares. The number of shares of stock the Corporation is authorized to issue is:

(1) 10,000,000 shares of voting Common Stock, no par value per share;

(2) 10,000,000 shares of non-voting Common Stock, no par value per share;

(3) 5,000,000 shares of Class A Preferred Stock, no par value per share; and

(4) 5,000,000 shares of Class B Preferred Stock, no par value per share.

(b) Provisions Applicable to the Common Stock. The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of voting Common Stock, no par value per share, and issue up to 10,000,000 shares of non-voting Common Stock, no par value per share. The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefore. The holders of outstanding voting Common Stock shall be entitled to one (1) vote for each share of voting Common Stock standing in his or her name on the books of the Corporation on all matters submitted to a vote of the Corporation’s shareholders. The holders of outstanding non-voting Common Stock shall not be entitled to vote on matters submitted to a vote of the Corporation’s shareholders. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding Common Stock shall be entitled to be paid out of the net assets of the Corporation. Holders of shares of Common Stock are not entitled to redemption rights, conversion rights, or preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

(c) Provisions Applicable Only to the Class A Preferred Stock. The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 5,000,000 shares of Class A Preferred Stock with the following preferences and rights:

(1) Voting Rights. Each outstanding share of Class A Preferred Stock shall have only those voting rights required by law and upon any proposal for a Change of Control, as defined herein. On those matters on which the holders of the Class A Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2) Dividends. The holders of shares of Class A Preferred Stock shall be entitled to a preference in the distribution of dividends, when, as and if declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount equal to 105% of that paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock. The shares of Class A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

Appendix A-2

(3) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Class A Preferred Stock shall share ratably with the holders of the Common Stock and the holders of the Class B Preferred Stock based on their respective number of shares, regardless of class or type, based on an assumed conversion of the Class A Preferred Stock into shares of Common Stock on the basis of one for one, subject to the provisions of subsection 6 below.

(4) Convertibility. The Class A Preferred Stock shall automatically convert into shares of the corporation's Common Stock, on the basis of one share of Common Stock for each share of Class A Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control or upon the liquidation of the Corporation, and the holder entitled to receive the Common Stock upon conversion of the Class A Preferred Stock shall be deemed to have converted such shares of Class A Preferred Stock immediately prior to the closing of such Change of Control or the liquidation of the Corporation.

(5) Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Class A Preferred Stock.

(6) Conversion/Redemption/Preemptive Rights. Except than as provided herein, the Class A Preferred Stock shall have no conversion rights, redemption rights or preemptive rights.

(d) Provisions Applicable Only to Class B Preferred Stock. The Corporation shall have the authority to issue up to 5,000,000 shares of Class B Preferred Stock with the following preferences and rights.

(1) Voting Rights. Each outstanding share of Class B Preferred Stock shall have only those voting rights required by law. On those matters on which the holders of the Class B Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2) Dividends. The holders of shares of Class B Preferred Stock shall be entitled to a preference in the distribution of dividends, when, as and if declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount equal to the greater of (i) 110% of that paid on the shares of Common Stock, or (ii) $0.10 per share per fiscal year, with said dividend paid prior to the payment of any dividends to the holders of the Common Stock. The shares of Class B Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation. In the event that a dividend is paid during fiscal year 2008 subsequent to the effective date of these Articles of Amendment, any dividend previously paid during 2008 on shares of common stock which were reclassified into shares of Class B Preferred Stock, shall be credited against the $0.10 preference and included in the calculation of the 110% preference for 2008.

(3) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Class B Preferred Stock shall share ratably with the holders of the Common Stock and the holders of the Class A Preferred Stock based on their respective number of shares, regardless of class or type, based on an assumed conversion of the Class B Preferred Stock into shares of Common Stock on the basis of one for one, subject to the provisions of subsection 6 below.

Appendix A-3

(4) Convertibility. The Class B Preferred Stock shall automatically convert into shares of the corporation's Common Stock, on the basis of one share of Common Stock for each share of Class B Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control or upon the liquidation of the Corporation, and the holder entitled to receive the Common Stock upon conversion of the Class B Preferred Stock shall be deemed to have converted such shares of Class B Preferred Stock immediately prior to the closing of such Change of Control or the liquidation of the Corporation.

(5) Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Class B Preferred Stock.

(6) Conversion/Redemption/Preemptive Rights. Except than as provided herein, the Class B Preferred Stock shall have no conversion rights, redemption rights or preemptive rights.

(e) Definitions.

(1) Change of Control. A Change of Control shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination; or (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(g) Notices. All notices required or permitted to be given by the corporation with respect to the Common Stock, Class A Preferred Stock and Class B Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the appropriate stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Class A Preferred Stock or Class B Preferred Stock.

3.

Effective the date hereof, the following Article 10 shall be added to the Articles of Incorporation of the Corporation:

ARTICLE 10

(a) Class A Preferred Stock. Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns between 441 and 2,100 shares of Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, be reclassified as Class A Preferred Stock, on the basis of one share of Class A Preferred Stock per each share of Common Stock so reclassified, which shares of Class A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and non-assessable.

Appendix A-4

(b) Class B Preferred Stock. Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns fewer than 441 shares of Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, be reclassified as Class B Preferred Stock, on the basis of one share of Class B Preferred Stock per each share of Common Stock so reclassified, which shares of Class B Preferred Stock shall thereupon be duly issued and outstanding, fully paid and non-assessable.

(c) Common Stock. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who own 2,201 or more shares of such Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.

4.

These Articles of Amendment were adopted by resolutions of the Board of Directors of the Corporation on ________________ pursuant to O.C.G.A. § 14-2-1003, setting forth these amendments to the Articles of Incorporation of the Corporation and declaring said amendments to be advisable. The shareholders of the Corporation duly approved said amendments in accordance with O.C.G.A. § 14-2-1003 on _______________.

IN WITNESS WHEREOF, the Corporation has caused these articles of Amendment to be executed by its duly authorized officer as of the ____ day of _________, 2008.

CHESTATEE BANCSHARES, INC.

By:
Name: Title:

Appendix A-5

APPENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTES

OFFICIAL CODE OF GEORGIA
Copyright 2007 by The State of Georgia
All rights reserved.

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS

§ 14-2-1301. Definitions

As used in this article, the term:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) "Fair value," with respect to a dissenters’ shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) "Shareholder" means the record shareholder or the beneficial shareholder.

HISTORY: Code 1981, § 14-2-1301, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 16.

§ 14-2-1302. Right to dissent

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

Appendix B-1

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters’ rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

HISTORY: Code 1981, § 14-2-1302, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 58; Ga. L. 1999, p. 405, § 11; Ga. L. 2003, p. 897, § 11; Ga. L. 2006, p. 825, § 16/SB 469.

§ 14-2-1303. Dissent by nominees and beneficial owners

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

HISTORY: Code 1981, § 14-2-1303, enacted by Ga. L. 1988, p. 1070, § 1.

Appendix B-2

§ 14-2-1320. Notice of dissenters' rights

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

HISTORY: Code 1981, § 14-2-1320, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 17.

§ 14-2-1321. Notice of intent to demand payment

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

HISTORY: Code 1981, § 14-2-1321, enacted by Ga. L. 1988, p. 1070, § 1.

§ 14-2-1322. Dissenters' notice

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

HISTORY: Code 1981, § 14-2-1322, enacted by Ga. L. 1988, p. 1070, § 1.

§ 14-2-1323. Duty to demand payment

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

Appendix B-3

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

HISTORY: Code 1981, § 14-2-1323, enacted by Ga. L. 1988, p. 1070, § 1.

§ 14-2-1324. Share restrictions

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

HISTORY: Code 1981, § 14-2-1324, enacted by Ga. L. 1988, p. 1070, § 1.

§ 14-2-1325. Offer of payment

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenters’ right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

HISTORY: Code 1981, § 14-2-1325, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 59; Ga. L. 1993, p. 1231, § 18.

§ 14-2-1326. Failure to take action

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

HISTORY: Code 1981, § 14-2-1326, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1990, p. 257, § 20.

Appendix B-4

§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

HISTORY: Code 1981, § 14-2-1327, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 60; Ga. L. 1990, p. 257, § 21; Ga. L. 1993, p. 1231, § 19.

§ 14-2-1330. Court action

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

Appendix B-5

HISTORY: Code 1981, § 14-2-1330, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 61; Ga. L. 1993, p. 1231, § 20; Ga. L. 2000, p. 1589, § 3.

§ 14-2-1331. Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

HISTORY: Code 1981, § 14-2-1331, enacted by Ga. L. 1988, p. 1070, § 1.

§ 14-2-1332. Limitation of actions

No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

HISTORY: Code 1981, § 14-2-1332, enacted by Ga. L. 1988, p. 1070, § 1.

Appendix B-6

PROXY CARD

CHESTATEE BANCSHARES, INC.
SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY CHESTATEE BANCSHARES’ BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

The undersigned hereby constitutes and appoints David E. Johnson and J. Philip Hester, Sr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Chestatee Bancshares, Inc. (“Chestatee Bancshares”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on March 18, 2008, at Chestatee State Bank, 6639 Highway 53 East, Dawsonville, Georgia 30534 at 5:00 p.m. EST, and at any adjournment or postponement thereof (the “Special Meeting”) upon the proposals described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated February 1, 2008, the receipt of which is acknowledged in the manner specified below.

1.
For approval of the Amendment to the Articles of Incorporation of Chestatee Bancshares, Inc., authorizing Chestatee Bancshares to issue two classes of preferred stock, designated as Class A Preferred Stock and Class B Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
For approval of the Amendment to the Articles of Incorporation of Chestatee Bancshares, Inc., to reclassify the shares of Chestatee Bancshares’ common stock held by holders of record of between 441 and 2,200 shares of common stock into Class A Preferred Stock and reclassifying the shares of Chestatee Bancshares’ common stock held by holders of record of less than 441 shares of common stock into Class B Preferred Stock, for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS BOTH PROPOSALS ARE APPROVED, NEITHER WILL BE EFFECTED.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND IN THE DISCRETION OF THE CHESTATEE BANCSHARES’ BOARD OF DIRECTORS ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO CHESTATEE BANCSHARES’ BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

DATED:	,	2008

Signature of Shareholder(s)

DATED:	,	2008

Signature of Shareholder(s)

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.